UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.        )

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Trevena, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 9, 2022

955 Chesterbrook Boulevard, Suite 110

Chesterbrook, PA 19087

Dear Trevena Stockholder:

On behalf of the Trevena, Inc. Board of Directors and our senior management team, we are pleased to invite you to our 2022 Annual Meeting of Stockholders on June 9, 2022. The Annual Meeting will be a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online if you have not voted prior to the meeting. The attached Notice of 2022 Annual Meeting of Stockholders and proxy statement contain important information about the business to be conducted at the Annual Meeting.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we hope that you will vote as soon as possible. Please review the instructions on each of your voting options described in the Important Notice Regarding the Availability of Proxy Materials. Additional instructions on how to vote can be found on pages 2 through 5 of the proxy statement.

We hope that you can attend the Annual Meeting. As always, thank you for your continued support of Trevena.

Sincerely,

Carrie L. Bourdow
President and Chief Executive Officer

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Thursday June 9, 2022 at 8:30 a.m. Eastern Time
Place:

The Annual Meeting will be held virtually at the following website: http://www.virtualshareholdermeeting.com/TRVN2022, and can be accessed by entering the 16-digit control number included on the proxy card mailed to you.

Items of Business:

Proposal 1: Election of the three director nominees named in the proxy statement for terms expiring at the 2025 Annual Meeting of Stockholders.

Proposal 2: Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

Proposal 3: Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers.

Proposal 4: Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock from 200,000,000 to 300,000,000.

Consideration of any other business properly brought before the Annual Meeting.

Record Date:

April 27, 2022. Only Trevena stockholders of record at the close of business on the record date are entitled to receive this notice and vote at the Annual Meeting and any adjournment or postponement of the Annual Meeting.

A list of stockholders of the Company entitled to vote at the Annual Meeting will be available for inspection by any stockholder of record upon request during the 10-day period immediately prior to the date of the Annual Meeting. The list will be available during the Annual Meeting for inspection by stockholders of record for any legally valid purpose related to the Annual Meeting at http://www.virtualshareholdermeeting.com/TRVN2022.

Proxy Voting:	Your vote is very important, regardless of the number of shares you own. We urge you to promptly vote by telephone, by using the Internet, or, if you received a proxy card or instruction form, by completing, dating, signing and returning it by mail. For instructions on voting, please see Questions and Answers about the Annual Meeting and Voting beginning on page 2.

May 9, 2022
By order of the Board of Directors,

Joel Solomon
Corporate Secretary

EACH STOCKHOLDER IS URGED TO VOTE BY COMPLETING, SIGNING AND RETURNING
THE PROXY CARD IN THE ENVELOPE PROVIDED OR BY VOTING VIA THE INTERNET
OR BY TELEPHONE, IN EACH CASE IN THE MANNER DESCRIBED IN THE NOTICE
REGARDING AVAILABILITY OF PROXY MATERIALS. IF A STOCKHOLDER
DECIDES TO VIRTUALLY ATTEND THE ANNUAL MEETING, HE OR SHE MAY, IF SO
DESIRED, REVOKE THE PROXY AND VOTE THE SHARES OVER THE INTERNET DURING THE ANNUAL MEETING.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL STOCKHOLDER MEETING TO BE HELD ON JUNE 9, 2022

Our 2022 Notice of Annual Meeting and Proxy Statement and 2021 Annual Report to Stockholders are available at www.proxyvote.com.

Please see "Information About the 2022 Annual Meeting" beginning on page 1 of this proxy statement for the following information:

●	Date and time of the 2022 Annual Meeting of Stockholders;

●	How to access the virtual Annual Meeting;

●	How to vote via the internet during the Annual Meeting if you have not voted prior to the meeting;

●	An identification of each separate matter to be acted on at the Annual Meeting; and

●	The recommendations of our Board of Directors regarding those matters.

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement

INFORMATION ABOUT THE 2022 ANNUAL MEETING

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS

Why did I receive proxy materials? What is included in the proxy materials?

Our Board of Directors (the “Board”) is soliciting your proxy to vote at the 2022 Annual Meeting of Stockholders. You received proxy materials because you owned shares of Trevena common stock at the close of business on April 27, 2022, the record date, and that entitles you to vote at the 2022 Annual Meeting of Stockholders.

Proxy materials include the notice of annual meeting of stockholders, the proxy statement and our annual report on Form 10-K for the year ended December 31, 2021 and, if you received paper copies, a proxy card or voting instruction form. The proxy statement describes the matters on which the Board of Directors would like you to vote, and provides information about Trevena that we must disclose under Securities and Exchange Commission (SEC) regulations when we solicit your proxy.

Your proxy will authorize specified persons, each of whom also is referred to as a proxy, to vote on your behalf at the Annual Meeting. By use of a proxy, you can vote whether or not you attend the Annual Meeting via the internet. The written document by which you authorize a proxy to vote on your behalf is referred to as a proxy card.

We intend to mail these proxy materials on or about May 9, 2022 to all stockholders of record entitled to vote at the Annual Meeting.

How can I get electronic access to the proxy materials?

The proxy materials are available for viewing at www.proxyvote.com. On this website, you may:

●	vote your shares after you have viewed the proxy materials; and

●	select a future delivery preference of paper or electronic copies of the proxy materials.

You may choose to receive proxy materials electronically in the future. If you choose to do so, you will receive an email with instructions containing an electronic link to the proxy materials for next year’s annual meeting. You also will receive an electronic link to the proxy voting site.

Rules adopted by the SEC allow companies to send stockholders a notice of Internet availability of proxy materials only, rather than mail them full sets of proxy materials. This year, we chose to mail full packages of proxy materials to stockholders. However, in the future we may take advantage of this alternative “notice only” distribution option. If in the future we choose to send only such notices, they would contain instructions on how stockholders can access our notice of annual meeting and proxy statement via the Internet. It also would contain instructions on how stockholders could request to receive their materials electronically or in printed form on a one-time or ongoing basis.

If you hold your shares through a bank, broker or other custodian, you also may have the opportunity to receive the proxy materials electronically. Please check the information contained in the documents provided to you by your bank, broker or other custodian.

We encourage you to take advantage of the availability of the proxy materials electronically to help reduce the environmental impact of the Annual Meeting.

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	1

INFORMATION ABOUT THE 2022 ANNUAL MEETING (CONTINUED)

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What am I voting on at the Annual Meeting?

Proposal	Description	Board’s Vote Recommendation	Page
1	Election of the three director nominees named in this proxy statement for terms expiring at the 2025 Annual Meeting of Stockholders	Vote FOR each of the nominees	14
2	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022	Vote FOR	23
3	Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers	Vote FOR	26
4	Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock from 200,000,000 to 300,000,000	Vote FOR	28

Could other matters be decided at the Annual Meeting?

We are not aware of any other matters that will be presented and voted upon at the Annual Meeting. Our 2021 proxy statement described the requirements under our governance documents for properly submitting proposals or nominations from the floor at this year’s Annual Meeting. The proxies will have discretionary authority, to the extent permitted by law, on how to vote on other matters that may come before the Annual Meeting.

How many votes can be cast by all stockholders?

Each share of Trevena common stock is entitled to one vote on each of the two directors to be elected and one vote on each of the other matters properly presented at the Annual Meeting. We had 165,520,007 shares of common stock outstanding and entitled to vote on April 27, 2022.

How many votes must be present to hold the Annual Meeting?

A majority of the issued and outstanding shares entitled to vote, or 80,760,004 shares, present or by proxy, are needed for a quorum to hold the Annual Meeting. Abstentions and broker non-votes (discussed below) are included in determining whether a quorum is present. We urge you to vote by proxy even if you plan to attend the Annual Meeting. This will help us know that enough votes will be present to hold the Annual Meeting.

How many votes are needed to approve each proposal? How do abstentions or broker non-votes affect the voting results?

The following table summarizes the vote threshold required for approval of each proposal and the effect on the outcome of the vote of abstentions and uninstructed shares held by brokers or nominees (referred to as broker non-votes). When a beneficial owner does not provide voting instructions to the institution that holds the shares in street name, brokers or nominees may not vote those shares in matters deemed non-routine. Proposals 1 and 3 below are deemed to be “non-routine” matters, and as a result, your broker or nominee may not vote your shares on Proposals 1 and 3 in the absence of your instruction. Proposals 2 and 4 are considered to be “routine” matters, and as a result, your broker or nominee may vote your shares in its discretion either for or against Proposals 2 and 4 even in the absence of your instruction. If you are a beneficial owner and want to ensure that all of the shares you beneficially own are voted for or against Proposals 2 and 4, you must give your broker or nominee specific instructions to do so.

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	2

INFORMATION ABOUT THE 2022 ANNUAL MEETING (CONTINUED)

Proposal Number	Summary Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of directors	Plurality of votes cast	No effect	Not voted/No effect
2	Ratification of the appointment of independent registered public accounting firm	Majority of shares present and entitled to vote	Counted “against”	Shares may be voted by brokers in their discretion, but any non-votes have no effect
3	Approval, on a non-binding advisory basis, of the compensation of Company’s named executive officers	Non-binding advisory vote of majority of shares present and entitled to vote	Counted “against”	Not voted/No effect
4	Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock from 200,000,000 to 300,000,000	Majority of shares outstanding and entitled to vote	Counted “against”	Shares may be voted by brokers in their discretion, and any non-votes will have the effect of a vote counted “against” the proposal

Signed but unmarked proxy cards will be voted “for” each proposal.

How do I attend the Annual Meeting?

The Annual Meeting will be held on Thursday June 9, 2022 at 8:30 a.m. Eastern Time. Due to ongoing concerns around the spread of COVID-19 in the United States and globally, the Annual Meeting will be a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online. The Annual Meeting can be accessed by visiting http://www.virtualshareholdermeeting.com/TRVN2022 on June 9, 2022, using the 16-digit control number included on the proxy card mailed to you. We recommend that you log in a few minutes before the Annual Meeting begins to ensure you are logged in when the meeting starts. Online check-in will begin at 8:15 a.m. Eastern Time.

How do I vote if I own shares as a record holder?

If your name is registered on Trevena’s stockholder records as the owner of shares, you are the “record holder.” If you hold shares as a record holder on the record date, there are four ways that you can vote your shares.

●	Over the Internet (before the Annual Meeting). Vote at www.proxyvote.com. The Internet voting system is available 24 hours a day until 11:59 p.m. Eastern Time on Wednesday June 8, 2022. Once you enter the Internet voting system, you can record and confirm (or change) your voting instructions.

●	By telephone. Use the telephone number shown on your proxy card. The telephone voting system is available 24 hours a day in the United States until 11:59 p.m. Eastern Time on Wednesday June 8, 2022. Once you enter the telephone voting system, a series of prompts will tell you how to record and confirm (or change) your voting instructions.

●	By mail. If you received a proxy card, mark your voting instructions on the card and sign, date and return it in the postage-paid envelope provided. If you received only a notice of Internet availability but want to vote by mail, the notice includes instructions on how to request a paper proxy card. For your mailed proxy card to be counted, we must receive it before 8:30 a.m. Eastern Time on Thursday June 9, 2022.

●	Over the Internet (during the Annual Meeting). Attend, or have your personal representative with a valid legal proxy attend, the virtual Annual Meeting by logging in to http://www.virtualshareholdermeeting.com/TRVN2022 on June 9, 2022, using the 16-digit control number included on the proxy card that was mailed to you.

How do I vote if my Trevena shares are held by a bank, broker or custodian?

If your shares are held by a bank, broker or other custodian (commonly referred to as shares held “in street name”), the holder of your shares will provide you with a copy of this proxy statement, a voting instruction form and directions on how to provide voting instructions. These directions may allow you to vote over the Internet or by telephone.

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	3

INFORMATION ABOUT THE 2022 ANNUAL MEETING (CONTINUED)

Proposals 2 and 4 are deemed to be “routine” matters. Therefore, if you are a beneficial owner of shares registered in the name of your broker or other nominee and you fail to provide instructions to your broker or nominee as to how to vote your shares on these proposals, your broker or nominee will have the discretion to vote your shares on such proposals. Accordingly, if you fail to provide voting instructions to your broker or nominee, your broker or nominee can vote your shares on the proposals in a manner that is contrary to what you intend. For example, if you are against the approval of Proposal 2 or 4 but you do not provide any voting instructions to your broker, your broker can nonetheless vote your shares “For” Proposal 2 or 4. Proposals 1 and 3 below are deemed to be “non-routine” matters, and as a result, your broker or nominee may not vote your shares on Proposals 1 and 3 in the absence of your instruction. See the discussion above for the impact in the event that you fail to instruct your broker to vote. If you are a beneficial owner of shares registered in the name of your broker or other nominee, we strongly encourage you to provide voting instructions to the broker or nominee that holds your shares to ensure that your shares are voted in the manner in which you want them to be voted.

If you hold shares in street name and want to vote over the internet during the Annual Meeting, you will need to ask your bank, broker or custodian to provide you with a valid legal proxy. You will need the proxy in hand when attending the Annual Meeting in order to vote. Please note that if you request a legal proxy from your bank, broker or custodian, any previously executed proxy will be revoked and your vote will not be counted unless you vote over the Internet during the Annual Meeting or appoint another valid legal proxy to vote on your behalf.

Can I change my vote?

Yes. If you are a record holder, you may:

●	Enter new instructions by telephone or Internet voting before 11:59 p.m. Eastern Time on Wednesday June 8, 2022;

●	Send a new proxy card with a later date than the card submitted earlier. We must receive your new proxy card before 8:30 a.m. Eastern Time on Thursday June 9, 2022;

●	Write to the Corporate Secretary at the address listed on page 48. Your letter should contain the name in which your shares are registered, the date of the proxy you wish to revoke or change, your new voting instructions, if applicable, and your signature. Your letter must be received by the Corporate Secretary before 8:30 a.m. Eastern Time on Thursday June 9, 2022; or

●	Vote over the internet during the Annual Meeting (or have a personal representative with a valid proxy vote). Note that simply attending the Annual Meeting without voting will not, by itself, revoke your proxy.

If you hold your shares in street name, you may:

●	Submit new voting instructions in the manner provided by your bank, broker or other custodian; or

●	Contact your bank, broker or other custodian to request a proxy to vote over the internet during the Annual Meeting.

Who will count the votes? Is my vote confidential?

Trevena’s Chief Financial Officer, Barry Shin, has been appointed Inspector of Election for the Annual Meeting. The Inspector of Election will determine the number of shares outstanding, the shares represented at the Annual Meeting, the existence of a quorum, and the validity of proxies and ballots, and will count all votes and ballots.

All votes are confidential. Your voting records will not be disclosed to us, except as required by law, in contested Board elections or certain other limited circumstances.

Can I ask questions at the Annual Meeting?

If you would like to submit a question, you may do so by joining the virtual Annual Meeting at http://www.virtualshareholdermeeting.com/TRVN2022 and typing your question in the box in the Annual Meeting portal.

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	4

INFORMATION ABOUT THE 2022 ANNUAL MEETING (CONTINUED)

What if I need technical assistance accessing or participating in the virtual Annual Meeting?

If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Stockholder Meeting log in page. Technical support will be available starting at 8:00 a.m. Eastern Time on Thursday June 9, 2022.

Who pays for the proxy solicitation and how will Trevena solicit votes?

We pay the cost of preparing our proxy materials and soliciting your vote. Proxies may be solicited on our behalf by our directors, officers, employees and agents, including, but not limited to, our proxy solicitor Alliance Advisors by telephone, electronic or facsimile transmission or in person. We may choose to enlist the help of banks and brokerage houses in soliciting proxies from their customers and, in all cases, will reimburse them for their related out-of-pocket expenses.

Where can I find the voting results of the Annual Meeting?

We will publish the voting results of the Annual Meeting on a Current Report on Form 8-K filed with the SEC. The Form 8-K will be available online at www.sec.gov within four business days following the end of our Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

IMPORTANT INFORMATION IF YOU PLAN TO VIRTUALLY ATTEND THE ANNUAL MEETING

You must be able to show that you owned Trevena common stock on the record date, April 27, 2022, in order to gain admission to the Annual Meeting. When you log in to http://www.virtualshareholdermeeting.com/TRVN2022, you will be required to enter the 16-digit control number contained on your proxy card that evidences that you are a stockholder of record. Registration for the Annual Meeting will begin at 8:15 a.m. Eastern Time on June 9, 2022.

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	5

CORPORATE GOVERNANCE

GOVERNANCE POLICIES AND PRACTICES

Trevena is committed to ensuring strong corporate governance practices on behalf of our stockholders. Trevena’s Corporate Governance Guidelines, together with the charters of the Audit, Compensation and Nominating and Corporate Governance Committees, establishes a framework of policies and practices for our effective governance. Our Corporate Governance Guidelines, which are available at www.trevena.com/investors/corporate-governance , address Board composition, leadership, performance and compensation, director qualifications, director independence, committee structure and roles, and succession planning, among other things. The Board, the Nominating and Corporate Governance Committee and the other committees regularly review their governance policies and practices and developments in corporate governance and update these documents as they deem appropriate for Trevena.

The following describes some of our most significant governance practices by area.

BOARD STRUCTURE AND PROCESS
✓	8 Directors on Board
✓	7 Independent Directors (88%)

✓	Classified Board Divided into Three Classes

✓	Diverse Board as to Composition, Skills and Experience

✓	Independent Chairman of the Board

✓	Independent Audit, Compensation, and Nominating and Corporate Governance Committees

✓	Annual Self-Evaluations of the Board and its Committees

OVERSIGHT OF EXECUTIVE COMPENSATION
✓	Pay-for-Performance Executive Compensation Philosophy
✓	Independent Compensation Consultant to the Compensation Committee
✓	“Double-trigger” Vesting of Equity on Change of Control

✓	No Tax Gross-up on Change of Control

ALIGNMENT WITH STOCKHOLDER INTERESTS
✓	High Percentage of Variable (“at risk”) NEO Pay

✓	Significant Portion of Director Compensation Delivered in Trevena Common Stock

✓	Restrictions on Hedging of Trevena Common Stock

For more information about our executive compensation governance policies and practices, see Executive Compensation beginning on page 32.

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	6

CORPORATE GOVERNANCE (CONTINUED)

ROLE OF THE BOARD AND LEADERSHIP STRUCTURE

The Board’s primary role is the oversight of the management of Trevena’s business affairs and assets in accordance with the Board’s fiduciary duties to stockholders under Delaware law. To fulfill its responsibilities to our stockholders, Trevena’s Board, both directly and through its committees, regularly engages with management, promotes management accountability and reviews the most critical issues that face Trevena. Among other things, the Board reviews the Company’s strategy and mission, its execution on financial and strategic plans, and succession planning. The Board also oversees risk management and determines the compensation of the Chief Executive Officer (CEO), in consultation with the Compensation Committee. All directors play an active role in overseeing the Company’s business strategy at the Board and committee levels. The Board is committed to meeting the dynamic needs of the Company and focusing on the interests of its stockholders and, as a result, regularly evaluates and adapts its composition, role, and relationship with management.

Independent Board Members

Trevena believes in the importance of a board comprised largely of independent, non-employee directors. Currently, the Board has determined that all Trevena directors, other than the Company’s CEO, Carrie L. Bourdow are independent under Nasdaq listing standards and SEC rules. Similarly, at the committee level, all committee members are independent.

Independent Chairman of the Board

We separate the roles of the Chairman of the Board and CEO, and have appointed Leon O. Moulder, Jr., to serve as our independent Chairman. We believe that having a Chairman separate from the CEO helps to ensure independent oversight of the Company and the management team and contributes to strong governance practices. The Board regularly assesses the appropriateness of this leadership structure and has concluded that this structure is appropriate for Trevena at this time. The full Board evaluates the Chairman’s performance on an annual basis.

The following table describes the key responsibilities that the Board has delegated to the Chairman of the Board:

CHAIRMAN RESPONSIBILITIES

●	Serves as principal representative of the Board	●	Advises the CEO on issues of concern for the Board
●	Develops schedule and agenda of Board meetings, in consultation with the CEO and other directors	●	Leads the Board in CEO succession planning
●	Presides over Board and stockholder meetings	●	Engages in the director recruitment process
●	Facilitates discussion among independent directors on key issues Acts as a liaison between the Board and management	●	Represents the Company in interactions with external stakeholders, at the request of the Board
●	Acts as a liaison between the Board and management

Risk Oversight

Risk is inherent with every business, and we face a number of risks, including, but not limited to, strategic, financial, business and operational, legal and compliance and cybersecurity risks. One of the Board's key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. The Company’s Chief Compliance Officer reports on a periodic basis to the Chair of the Audit Committee regarding matters of material legal and regulatory compliance, as well as the systems the Company has installed to monitor and mitigate these risks. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	7

CORPORATE GOVERNANCE (CONTINUED)

OTHER BOARD PRACTICES

Trevena employs a number of other practices directed to ensure the highest level of corporate governance oversight on behalf of its stockholders. The following table describes some of these practices in more detail.

PRACTICES DIRECTED TO INDIVIDUAL TREVENA DIRECTORS
Limits on Public Company Directorships

The Board does not believe that its directors should be prohibited from serving on boards of other organizations. However, the Nominating and Corporate Governance Committee takes into account the nature of and time involved in a director’s service on other boards in evaluating the suitability of individual directors and making its recommendations to the Board. The Company expects that each of its directors will be able to dedicate the time and resources sufficient to ensure the diligent performance of his or her duties on the Company’s behalf, including attending board and applicable committee meetings.

Change in Director’s Principal Position

If a director changes his or her principal employment position, that director is required to tender his or her resignation to the Nominating and Corporate Governance Committee. The Committee will then recommend to the Board whether to accept or decline the resignation.

Continuing Education for Directors

The Board is regularly updated on Trevena’s businesses, strategies, operations and employee matters, as well as external trends and issues that affect the Company. The Nominating and Corporate Governance Committee oversees the continuing education process and it encourages directors to attend continuing education courses relevant to their service on Trevena’s Board. Trevena reimburses directors for expenses they incur in connection with continuing education courses.

Attendance at Annual Meeting of Stockholders	The Board encourages and expects directors and nominees for director to attend the Annual Meeting. In 2021, 100% of the directors attended the annual meeting of stockholders.

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CORPORATE GOVERNANCE (CONTINUED)

PRACTICES DIRECTED TO TREVENA BOARD PROCESSES
Board Executive Sessions

As part of all regularly scheduled Board meetings, the Chairman presides over all executive sessions of the Board, including those sessions held solely with independent directors. At each regularly scheduled meeting held in 2021, the independent members of the Board met in executive session. Each Board committee also met in executive session on a regular basis in connection with their respective meetings.

Director Access to Management	Independent directors have unfettered access to members of senior management and other key employees.
Independent Advisors	The Board and its committees are able to access and retain independent advisors as and to the extent they deem necessary or appropriate.
Management Succession Planning

At the direction of the Chairman, the Board oversees management succession planning. As appropriate, the Board will develop and approve succession plans for the Company’s CEO and review and approve succession plans for the Company’s senior management together with the input of the Nominating and Corporate Governance Committee and the CEO.

Annual Board Evaluation

Each year, the Nominating and Corporate Governance Committee oversees the self-evaluation of the Board and its committees. Each Board committee also is responsible for conducting a self-assessment to identify potential areas of improvement. On an ongoing basis, directors offer suggestions and recommendations intended to further improve Board performance.

PRACTICES DIRECTED TO TREVENA STOCKHOLDERS
Alignment of Director Compensation

Trevena delivers a significant portion of its non-employee director compensation in the form of options to purchase Trevena common stock. For more information on non-employee director compensation, see page 21.

No Stockholder Rights Plan (“Poison Pill”)	Trevena does not have a stockholder rights plan.

BOARD MEETINGS AND COMMITTEES

In 2021, there were 10 meetings of the Board, 3 meetings of the Nominating and Corporate Governance Committee, 3 meetings of the Compensation Committee, and 5 meetings of the Audit Committee. Overall director attendance at Board and committee meetings in 2021 was approximately 95%. In addition to formal Board meetings, the Board engages with management throughout the year on critical matters and topics.

The Board has the following three standing committees: Nominating and Corporate Governance, Compensation, and Audit. In its discretion and subject to Delaware law, the Board and each committee may delegate all or a portion of its authority to subcommittees of one or more of its members. Additional information can be found in the committee charters adopted by the Board and available on Trevena’s website at www.trevena.com/investors/corporate-governance. Each committee member meets the independence standards required for the committee on which he or she serves.

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	9

CORPORATE GOVERNANCE (CONTINUED)

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE Chair: Jake R. Nunn Other Committee Members: Anne M. Phillips, M.D., Marvin Johnson Meetings Held in 2021: 3 Primary Responsibilities:
●	Assisting the Board by identifying qualified candidates for director, assessing director independence and recommending to the Board the director nominees.
●	Making recommendations to the Board regarding the composition, organization and governance of the Board, including recommendations regarding the membership and chairperson of each Board committee.
●	Reviewing, advising and reporting to the Board on the Board’s membership, structure, organization, governance practices and performance.
●	Developing, recommending and maintaining a set of Corporate Governance Guidelines applicable to the Company.
●	Overseeing, together with the Board Chairman, the review and evaluation of the Board and its committees.

COMPENSATION COMMITTEE Chair: Anne M. Phillips, M.D. Other Committee Members: Leon O. Moulder, Jr., Barbara Yanni., Scott Braunstein, M.D. Meetings Held in 2021: 3 Primary Responsibilities:
●	Approving the Company’s long-term strategy of compensation for employees and directors.
●	Reviewing the corporate goals and objectives applicable to the compensation of the CEO, evaluating the CEO’s performance in light of these goals and objectives and, based on this review and evaluation, recommending the compensation of the CEO to the independent members of the Board for approval.
●	Reviewing and approving the compensation of the Company’s executive officers and key senior management, other than the CEO.
●	Supervising the administration of the Company’s equity incentive plans and approving equity compensation awards pursuant to these plans.
●	Overseeing the management of risks related to the Company’s executive and overall compensation, benefits plans, practices and policies.
●	Maintaining direct responsibility for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel or other external adviser retained by the Committee.

AUDIT COMMITTEE Chair: Michael R. Dougherty Other Committee Members: Barbara Yanni, Jake R. Nunn Meetings Held in 2021: 5 Primary Responsibilities:
●	Evaluating the performance, objectivity, independence and qualifications of, and retaining or terminating the engagement of, Trevena’s independent registered public accounting firm.
●	Representing and assisting the Board in fulfilling its oversight responsibilities regarding the adequacy and effectiveness of internal controls, including financial and disclosure controls and procedures, and the quality and integrity of the Company’s financial statements.
●	Reviewing with management and the independent registered public accounting firm annual and quarterly financial statements, earnings releases, earnings guidance and significant accounting policies.
●	Overseeing compliance with material legal and regulatory requirements.
●	Overseeing the Company’s enterprise risk management program and advising the Board on financial and enterprise risks.
●	Maintaining procedures for and reviewing the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submissions by employees and others of any concerns about questionable accounting and auditing matters.

Financial Expertise and Financial Literacy:

The Board has determined that Mr. Dougherty is an “audit committee financial expert” as defined in the SEC rules, and all members of the Audit Committee are financially literate within the meaning of the Nasdaq listing standards.

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	10

CORPORATE GOVERNANCE (CONTINUED)

DIRECTOR INDEPENDENCE

The current Board includes seven non-employee directors. To be independent under Nasdaq listing standards, the Board must affirmatively determine that a director has no material relationships with the Company directly, or as an officer, stockholder or partner of an organization that has a relationship with the Company (a “Material Relationship”). In making its assessment, the Board considers all relevant facts and circumstances, including whether transactions with such organizations are in the ordinary course of Trevena's business and/or the amount of such transactions (in aggregate or as a percentage of the organization’s revenues or assets). The Board also considers that the Company may sell products and services to, and/or purchase products and services from, organizations affiliated with our directors and may hold investments (generally, debt securities) in organizations affiliated with our directors. On an annual basis, the Board, through its Nominating and Corporate Governance Committee, reviews relevant relationships between directors, their immediate family members and the Company, consistent with Trevena's independence standards. Trevena's standards, which are detailed in Trevena’s Corporate Governance Guidelines available at www.trevena.com/investors/corporate-governance, conform to the independence requirements set forth in the Nasdaq’s listing standards.

The Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq listing standards.

Based on its review of director relationships, the Board has affirmatively determined that there are no Material Relationships between the non-employee directors and the Company and each of the non-employee directors is independent as defined in both the Nasdaq listing standards (including those applicable to certain board committees) and Trevena’s director independence standards.

CORPORATE COMPLIANCE PROGRAM

Our business is subject to extensive regulations. Management has designed and implemented a comprehensive corporate compliance program as part of our commitment to comply fully with applicable criminal, civil and administrative laws, rules and regulations and to maintain the high standards of conduct we expect from all of our employees. We continuously review this compliance program and work to enhance it as and when appropriate. The primary purposes of the compliance program include, among other things:

●	Assessing and identifying risks affecting our Company and its products;

●	Training and educating employees and certain outside professionals who provide services to the Company to promote awareness of legal and regulatory requirements, a culture of compliance, and the necessity of complying with all applicable laws, rules, regulations and requirements;

●	Developing and implementing compliance policies and procedures and creating controls to support compliance with applicable laws, rules, regulations and requirements and our policies and procedures;

●	Auditing and monitoring the activities of our operations and business support functions to identify and mitigate risks and potential instances of noncompliance in a timely manner; and

●	Ensuring that we promptly take steps to resolve any instances of noncompliance and address areas of weakness or potential noncompliance.

We have a Code of Conduct and Business Ethics that guides and binds each of our employees, officers and directors.  We use an anonymous compliance hotline for employees and outside parties to report potential instances of noncompliance and file whistleblower complaints. Our Chief Compliance Officer administers the compliance program and chairs the Company’s Compliance Committee. The Chief Compliance Officer reports directly to our Chief Executive Officer and meets regularly with the Chair of the Audit Committee.

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	11

CORPORATE GOVERNANCE (CONTINUED)

CODE OF CONDUCT AND BUSINESS ETHICS

Trevena is committed to integrity, legal compliance and ethical conduct. All directors and employees, including our executive officers, must comply with the Company’s Code of Conduct and Business Ethics. The Code of Conduct and Business Ethics and Trevena's related policies and procedures address major areas of professional conduct, including, among others, conflicts of interest, protection of private, sensitive or confidential information, employment practices, insider trading and adherence to laws and regulations affecting the conduct of Trevena's business. The Code of Conduct and Business Ethics is available on our website at www.trevena.com/investors/corporate-governance.

The Code of Conduct and Business Ethics requires all directors and employees to avoid any conflict or potential conflict between their personal interests (including those of their significant others and immediate family) and the best interests of the Company. Any conflict or potential conflict must be brought to the attention of the Chief Compliance Officer for review and disposition. In addition, directors and officers cannot participate in a personal transaction with Trevena without first notifying and obtaining the approval of the Audit Committee in accordance with the Company related person transaction policy described below.

CERTAIN TRANSACTIONS

Transactions with Related Persons

Trevena has adopted a written policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board of Directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Conduct and Business Ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our Audit Committee, or other independent body of our Board of Directors, will take into account the relevant available facts and circumstances including, but not limited to:

●	the risks, costs and benefits to us;

●	the impact on a director's independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

●	the availability of other sources for comparable services or products; and

●	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our Board of Directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board of Directors, determines in the good faith exercise of its discretion.

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	12

CORPORATE GOVERNANCE (CONTINUED)

Based upon this review, there are no related person transactions requiring disclosure under SEC rules.

Compensation Committee Interlocks and Insider Participation

None of our directors who currently serve as members of our Compensation Committee is, or has at any time during the past year been, one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or Compensation Committee of any other entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

[CONTINUED ON NEXT PAGE]

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	13

PROPOSAL 1. ELECTION OF DIRECTORS

The Board of Directors is elected by Trevena's stockholders and is divided into three classes, each with a three-year term. There are currently eight members of the Board. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

At the Annual Meeting, the Board is nominating for election by stockholders three Class III directors, each of whom currently is a director of the Company. If elected at the Annual Meeting, each of these nominees would serve until the 2025 Annual Meeting of Stockholders and until her or his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation, or removal.

The role of the Board, its leadership structure and governance practices are described above in the Corporate Governance section. This section describes the process for director elections and director nominations, identifies the director responsibilities and qualifications considered by the Board and the Nominating and Corporate Governance Committee in selecting and nominating directors, and presents the biographies, skills and qualifications of the director nominees and those directors continuing in office.

PROCESS FOR SELECTING AND NOMINATING DIRECTORS

The Nominating and Corporate Governance Committee may retain a third-party search firm to assist in identifying and evaluating candidates for Board membership. The Nominating and Corporate Governance Committee also considers suggestions for Board nominees submitted by stockholders, which are evaluated using the same criteria as new director candidates and current director nominees. Instructions for how to submit stockholder nominations to the Board can be found on page 48.

Once a potential candidate has been identified, the Nominating and Corporate Governance Committee reviews the background of new director candidates and presents them to the Board for consideration before selection. When considering director candidates and the current composition of the Board, the Nominating and Corporate Governance Committee and the Board consider how each candidate’s background, experiences, skills, prior board and committee service and/or commitments will contribute to the diversity of the Board. Candidates interview with the Chair of the Nominating and Corporate Governance Committee and the Chairman of the Board, as well as other members of the Board, as appropriate. The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having strong personal and professional ethics, integrity and values. The Nominating and Corporate Governance Committee also intends to consider additional criteria as follows: relevant expertise upon which to be able to offer advice and guidance to management; sufficient time to devote to the affairs of the Company; demonstrated excellence in his or her field; the ability to exercise sound business judgment; diversity; the commitment to rigorously represent the long-term interests of our stockholders; and independence. In addition, the Board and the Nominating and Corporate Governance Committee will consider the talents, ages, skills, diversity, experience, expertise and such other factors as appropriate given the current needs of the Board and the Company to maintain an appropriate and effective balance of knowledge, experience and capability on the Board as a whole.

The Nominating and Corporate Governance Committee assesses the Board’s composition as part of the annual evaluation of the Board. When considering whether to nominate current directors for re-election, the Nominating and Corporate Governance Committee and the Board review the results of the annual evaluation and the qualifications, characteristics, skills and experience that it believes are important for representation on the Board. The Nominating and Corporate Governance Committee and the Board take into consideration these criteria for Trevena directors as part of the director recruitment, selection, evaluation, and nomination process. While the Board does not have a formal policy with regard to diversity, the Nominating and Corporate Governance Committee and the Board strive to ensure that the Board is composed of individuals who together possess a breadth and depth of experience relevant to the Board’s oversight of Trevena's business and strategy. In accordance with Nasdaq Rule 5606, the table below reflects our Board diversity as of April 1, 2022.

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	14

PROPOSAL 1. ELECTION OF DIRECTORS (CONTINUED)

BOARD DIVERSITY MATRIX (as of April 1, 2022)
Total Number of Directors: 8

Gender Identity	Female	Male	Non-Binary	Did Not Disclose
Directors	3	4		1
Demographic Background
Hispanic or Latinx	-	-	-	-
Native American or Alaskan Native	-	-	-	-
Asian	-	-	-	-
Black or African American	-	1	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	3	3	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+ Community	-	-	-	-
Did Not Disclose Demographic Background	-	-	-	1
Other Disclosures
Christian	-	1	-	-

BOARD OF DIRECTORS’ NOMINEES

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board is nominating the three Class III directors listed below for re-election for terms expiring at the 2025 Annual Meeting of Stockholders. All nominees have consented to serve, and the Board does not know of any reason why any nominee would be unable to serve. If a nominee becomes unavailable or unable to serve before the Annual Meeting, the Board may reduce its size or designate another nominee. If the Board designates a nominee, your proxy will be voted for the substitute nominee.

Below are biographies, skills and qualifications for each of the nominees and for each of the directors continuing in office. Each of the director nominees currently serves on the Board. The Board believes that the combination of the various experiences, skills and qualifications represented contributes to an effective and well-functioning Board and that the nominees and directors continuing in office possess the qualifications, based on the criteria described above, to provide meaningful oversight of Trevena’s business and strategy.

Approval of this Proposal 1 requires “For” votes from the holders of a plurality of shares present or represented by proxy and entitled to vote at the Annual Meeting. If you “Abstain” from voting, it will have no effect on the outcome of the vote on Proposal 1.

The Board of Directors unanimously recommends that stockholders vote FOR each of the Class III nominees listed below as set forth in this Proposal 1.

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	15

PROPOSAL 1. ELECTION OF DIRECTORS (CONTINUED)

CLASS III DIRECTORS WHO, IF ELECTED AS PART OF THIS PROXY, WILL CONTINUE IN OFFICE UNTIL THE 2025 ANNUAL MEETING

Independent Director Since: 2018 Age: 58 Board Committee(s): ● Compensation

Scott Braunstein, M.D.

Dr. Braunstein currently is an Operating Partner at Aisling Capital Management LP, a life sciences private equity firm, where he has served since 2015, and, since August 2019, is the Chief Executive Officer of Marinus Pharmaceuticals, Inc. (MRNS), a biopharmaceutical company where he previously served as Executive Chairman beginning in February 2019. From 2015 to 2018, Dr. Braunstein also served as Chief Operating Officer, SVP of Corporate Strategy, and Chief Strategy Officer at Pacira Pharmaceuticals, Inc. (now known as Pacira BioSciences, Inc.) (PCRX), a specialty pharmaceutical company. From 2014 to 2015, Dr. Braunstein served as a healthcare portfolio manager at Everpoint Asset Management LLC. For twelve years prior to joining Everpoint, Dr. Braunstein was a healthcare analyst and managing director in the U.S. Equity team of J.P. Morgan Asset Management as a healthcare analyst and managing director in the U.S. Equity team and served as the portfolio manager for the J.P. Morgan Global Healthcare fund. Dr. Braunstein was responsible for managing investments in pharmaceuticals, biotechnology, and medical devices. Dr. Braunstein is currently a member of the board of directors for Marinus, and Ziopharm Oncology, Inc. (ZIOP), each a public biotechnology company. Dr. Braunstein is also a member of the board of directors for Caribou BioSciences. Dr. Braunstein served as a member of the board of directors of Esperion Therapeutics, Inc. (ESPR), a public biotechnology company, from June 2015 to March 2020. Dr. Braunstein began his career as a practicing physician at the Summit Medical Group and as Assistant Clinical Professor at Albert Einstein College of Medicine and Columbia University Medical Center. Dr. Braunstein received his M.D. from the Albert Einstein College of Medicine and his B.S. from Cornell University.

Skills and Qualifications

Our Board believes that Dr. Braunstein’s strategic insight, extensive experience as both a pharmaceutical company executive and an investor in healthcare companies, and knowledge as a physician position him to make valuable contributions to the Board.

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	16

PROPOSAL 1. ELECTION OF DIRECTORS (CONTINUED)

Independent Chairman of the Board Director Since: 2011 Age: 64 Board Committee(s): ● Compensation

Leon (Lonnie) O. Moulder, Jr.

Mr. Moulder has served as Chairman of the Board since June 2013. Mr. Moulder is General Partner of Tellus BioVentures, LLC, a life science investment fund he founded in March 2019. From May 2010 to January 2019, Mr. Moulder was the co-founder, Chief Executive Officer and a member of the board of directors of TESARO, Inc. (TSRO), a public oncology-focused biopharmaceutical company that was acquired by GlaxoSmithKline plc. From April 2009 to January 2010, Mr. Moulder served as Vice Chairman of the board of directors, President and Chief Executive Officer of Abraxis BioScience, Inc., a biotechnology company. Before that, Mr. Moulder served as Vice Chairman of Eisai Corporation of North America, a pharmaceutical company and wholly owned subsidiary of Eisai Co., Ltd. (ESALF), from January 2008 until January 2009, following Eisai Co., Ltd.’s acquisition of MGI PHARMA, Inc., in January 2008. Mr. Moulder served as President and Chief Executive Officer and as a member of the board of directors of MGI PHARMA, Inc. from May 2003 to January 2008. Mr. Moulder serves as a director for Zai Lab Limited (ZLAB) and Helsinn SA in addition to several privately held Tellus BioVentures portfolio companies. Mr. Moulder earned a B.S. in pharmacy from Temple University and a M.B.A. from the University of Chicago. Mr. Moulder is a Trustee of Temple Universityand a board member of the Fox Chase Cancer Center.

Skills and Qualifications

Our Board believes that Mr. Moulder's significant operational and senior management experience in the biopharmaceutical industry, as well as his extensive experience as a director on public and private boards in the industry, position him to make valuable contributions to the Board.

Independent Director Since: 2013 Age: 64 Board Committee(s): ● Audit (Chair)

Michael R. Dougherty

Mr. Dougherty was Executive Chairman of Celator Pharmaceuticals, Inc. (Celator), from August 2015 until July 2016; he also served as a director of Celator from July 2013 to July 2016. Mr. Dougherty previously served in a variety of senior positions in the biopharmaceutical industry, including as Chief Executive Officer at Kalidex Pharmaceuticals, Inc.; President and Chief Executive Officer at Adolor Corporation; President and Chief Operating Officer at Genomics Collaborative, Inc.; President and Chief Executive Officer at Genaera Corporation; and Chief Financial Officer at Centocor, Inc. Mr. Dougherty is currently on the board of directors at Marinus Pharmaceuticals, Inc. (MRNS) and Idera Pharmaceuticals, Inc. (IDRA) and previously served as a member of the board of directors at Foundation Medicine, Inc., Aviragen Therapeutics, Inc. Cempra, Inc. and ViroPharma Incorporated.  Mr. Dougherty received a B.S. in Accounting from Villanova University.

Skills and Qualifications

Our Board believes that Mr. Dougherty's deep understanding of biotechnology finance, research and development, sales and marketing, strategy and operations from his experience as an officer and director of several pharmaceutical companies positions him to make valuable contributions to the Board.

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	17

PROPOSAL 1. ELECTION OF DIRECTORS (CONTINUED)

CLASS I DIRECTORS WHO WILL CONTINUE IN OFFICE UNTIL THE 2023 ANNUAL MEETING

Management Director Since: 2018 Age: 59 Board Committee(s): ● None

Carrie L. Bourdow

Ms. Bourdow was appointed President, Chief Executive Officer, and member of our Board of Directors in October 2018. She has served in various senior positions at Trevena since May 2015. She joined the Company as Chief Commercial Officer and was appointed Executive Vice President and Chief Operating Officer in January 2018. Prior to joining Trevena, Ms. Bourdow was Vice President of Marketing at Cubist Pharmaceuticals, Inc., from 2013 until its acquisition by Merck & Co. (MRK), Inc. in January 2015.  At Cubist, Ms. Bourdow led launch strategy, marketing, reimbursement, and operations for five acute care hospital pharmaceuticals totaling over $1 billion in annual revenues. Prior to Cubist, Ms. Bourdow served for more than 20 years at Merck & Co., Inc., where she held positions of increasing responsibility across multiple therapeutic areas. Since June 2017, she has served on the board of Nabriva Therapeutics plc. (NBRV), a publicly traded biopharmaceutical company. In February 2020, Ms. Bourdow joined the board of Sesen Bio (SESN), a publicly traded clinical company.

Skills and Qualifications

Our Board believes that Ms. Bourdow’s knowledge of our Company and her nearly 30 years of experience in the pharmaceutical industry, including high-level commercial roles at Merck and Cubist, positions her to make valuable contributions to the Board.

Independent Director Since: 2014 Age: 68 Board Committee(s): ● Nominating and Corporate Governance ● Compensation (Chair)

Anne M. Phillips, M.D.

Dr. Phillips currently is Senior Vice President of Clinical, Medical and Regulatory Affairs at Novo Nordisk Inc. (NVO), a pharmaceutical company, where she has served since 2011. Previously, she served as a Vice President in various positions at GlaxoSmithKline plc (GSK), which she joined in 1998, and prior to this Dr. Phillips was Head of the Infectious Diseases Program and Deputy Physician-in-Chief at Wellesley Central Hospital/St. Michael’s Hospital in Toronto. She is a Fellow of The Royal College of Physicians and Surgeons of Canada, earned an M.D. from the University of Toronto and received a B.Sc. from the University of Western Ontario. Dr.. Phillips currently serves on the board of directors of Vaccitech (VACC).

Skills and Qualifications

Our Board believes that Dr. Phillips’ extensive late-stage clinical development experience in well-established pharmaceutical companies, together with her significant experience and knowledge as a physician, positions her to make valuable contributions to the Board.

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PROPOSAL 1. ELECTION OF DIRECTORS (CONTINUED)

Independent Director Since: 2014 Age: 67 Board Committee(s): ● Audit ● Compensation

Barbara Yanni

Ms. Yanni was Vice President and Chief Licensing Officer at Merck & Co. (MRK), a pharmaceutical company, from November 2001 until her retirement in March 2014. Prior to this, Ms. Yanni served in various roles at Merck including in corporate development, financial evaluation, and tax. Ms. Yanni is currently an independent director on the boards of three public biotechnology companies in addition to Trevena: Oncorus, Inc. (ONCR), Vaccinex, Inc. (VCNX) and Pharming Group N.V. (PHAR), and Mesentech, a private biotechnology company. She previously served on the board of directors of Akcea Therapeutics, Inc. (AKCA) and ABIONYX Pharma (Paris: ABNX), both public biotechnology companies, and Symic Holdings, LLC, a private biotechnology company. Ms. Yanni earned a J.D. from Stanford Law School and an A.B. from Wellesley College. She also holds a Masters of Law in Taxation from New York University Law School.

Skills and Qualifications

Our Board believes that Ms. Yanni's extensive experience in biotechnology and pharmaceutical business evaluation and transaction execution, as well as her financial and general business knowledge positions her to make valuable contributions to the Board.

CLASS II DIRECTORS WHO WILL CONTINUE IN OFFICE UNTIL THE 2024 ANNUAL MEETING

Independent Director Since: 2021 Age: 59 Board Committee(s): ● Nominating and Corporate Governance

Marvin H. Johnson, Jr.

Mr. Johnson’s professional experience includes over 30 years at Merck & Co., predominantly in the area of commercial operations, that spanned a diverse and increasing set of responsibilities. Mr. Johnson held Senior Sales and Marketing leadership positions across multiple therapeutic categories including Diabetes, Acute Care, Neurology, Respiratory, Cardiovascular, Pain Management and Sleep Disorders. His experiences have included leading large scale regional, national and global sales and marketing organizations worth over $3 billion in revenue, and he has extensive experience launching products in the U.S and abroad. Mr. Johnson was most recently Chief Learning Officer at Merck from 2016 until his retirement in October 2018.

Mr. Johnson is currently the Vice Chair on the Board of Trustees for Tabor Children’s Services, Inc. a nonprofit child welfare agency where he has served as a board member since 2014. Since December 2018, Mr. Johnson has also served on the strategic advisory board for GP Strategies Corporation, a global workforce transformation learning solutions provider. Mr. Johnson received his Bachelor of Science degree in Marketing from the Pennsylvania State University.

Skills and Qualifications

Our Board believes that Mr. Johnson’s experience across multiple therapeutic categories including Acute Care, Neurology, Respiratory, Cardiovascular, and Pain Management enable him to make valuable contributions to the Board.

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PROPOSAL 1. ELECTION OF DIRECTORS (CONTINUED)

Independent Director Since: 2013 Age: 51 Board Committee(s): ● Nominating and Corporate Governance (Chair, effective 5/13/2020) ● Audit

Jake R. Nunn

Mr. Nunn is currently an indpendent advisor to life science companies and a venture advisor at New Enterprise Associates, Inc., a venture capital firm, where he was a partner from June 2006 until January 2019. From January 2001 to June 2006, Mr. Nunn served as a Partner and an analyst for the MPM BioEquities Fund, a life sciences fund at MPM Capital, L.P., a private equity firm. Previously, Mr. Nunn was a healthcare research analyst and portfolio manager at Franklin Templeton Investments and an investment banker with Alex Brown & Sons. Mr. Nunn currently serves on the board of directors of Addex Therapeutics Ltd. (ADXN), Hexima Ltd. (ASX: HXL) and Regulus Therapeutics Inc. (RGLS), each a public biopharmaceutical company, and Oventus Medical Ltd. (ASX: OVN), a public medical device company. Mr. Nunn previously was a Director of Dermira, Inc. (acquired by Eli Lilly and Company), Hyperion Therapeutics, Inc. (acquired by Horizon Pharma PLC) and TriVascular Technologies, Inc. (acquired by Endologix, Inc.). Mr. Nunn received his A.B. in economics from Dartmouth College and his M.B.A. from the Stanford Graduate School of Business. Mr. Nunn holds the Chartered Financial Analyst designation, is a member of the C.F.A. Society of San Francisco, and recently completed the Stanford GSB Directors’ Consortium executive education program.

Skills and Qualifications

Our board of directors believes that Mr. Nunn's experience investing in life sciences, specialty pharmaceuticals, biotechnology and medical device companies, as well as his business and financial background, qualify him to serve on our Board of Directors.

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	20

NON-EMPLOYEE DIRECTOR COMPENSATION

OVERVIEW

The Compensation Committee reviews and makes recommendations to the Board about the compensation paid to non-employee directors for service on the Trevena Board of Directors. A director who also is an employee of the Company does not receive payment for services as a director. The CEO is the only employee who currently serves as a director.

The Board believes that the current director compensation program:

•	aligns with stockholder interests because it includes a significant equity-based compensation component, the value of which is tied to Trevena’s stock price; and

•	is competitive based on the work required of directors serving on the board of an entity of the Company’s size, complexity and scope.

The Compensation Committee’s charter provides that it will periodically review director compensation and recommend any changes to the Board for its approval. The Compensation Committee may from time to time engage an independent compensation consultant to assist in its review of director compensation.

DIRECTOR COMPENSATION PROGRAM

In consultation with Trevena’s independent compensation consultant, the Board has adopted the non-employee director compensation program set forth below, which provides for compensation of non-employee directors in the form of cash and equity.

Annual Cash Compensation

The following chart summarizes the retainer compensation provided to non-employee directors for their ongoing service on the Trevena Board during 2021. Cash payments are made in equal, quarterly installments.

Retainer Type	Annual Amount
Board member	$45,000
Committee member ● Audit ● Compensation ● Nominating and Corporate Governance	$10,000 $7,500 $5,000
Committee chair (in lieu of Committee Member fee) ● Audit ● Compensation ● Nominating and Corporate Governance	$20,000 $15,000 $10,000

In addition to the Board annual retainer, the Chairman of the Board receives a $35,000 cash retainer for his service as Chairman.

Equity Compensation

The equity compensation awards to non-employee directors are made under the 2013 Equity Incentive Plan, as amended (the 2013 Equity Plan). All stock options granted to non-employee directors are nonstatutory stock options, with an exercise price per share equal to 100% of the fair market value (as defined in the 2013 Equity Plan) of the underlying common stock on the date of grant, and a term of ten years from the date of grant (subject to earlier termination in connection with a termination of service as provided in the 2013 Equity Plan).

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NON-EMPLOYEE DIRECTOR COMPENSATION (CONTINUED)

●	Initial Grant. On the date of the non-employee director's initial election or appointment to the Board, such non-employee director will be granted an option to purchase $180,000 in shares of common stock, subject to appropriate adjustment for any stock split, stock dividend, reverse stock split, stock combination or other change in our capitalization. Commencing on the first date that is three months after the date of grant, the shares subject to each stock option will vest in a series of 12 equal quarterly installments, such that the option is fully vested on the third anniversary of the date of grant, subject to the non-employee director's continuous service through each such vesting date; provided that the vesting date for the quarterly period in which our annual stockholders' meeting occurs shall be the date immediately prior to such annual meeting.

●	Annual Grant. On the date of the Company's 2021 annual stockholder meeting, each non-employee director who continued to serve as a non-employee director member of the Board immediately thereafter was granted a stock option for $90,000 in grant date fair value, based on a stock price of $1.74 per share of common stock, or 68,577 shares, subject to appropriate adjustment for any stock split, stock dividend, reverse stock split, stock combination or other change in our capitalization.

DIRECTOR COMPENSATION TABLE FOR 2021

The table below includes information about the compensation paid to non-employee directors in 2021.

	Fees Earned or Paid in Cash	Option Awards[1]	Total Compensation
Name	($)	($)	($)
Scott Braunstein, M.D.	52,500	90,604	143,104
Michael R. Dougherty	65,000	90,604	155,604
Maxine Gowen, Ph.D.	16,630	0	16,630
Julie H. McHugh	18,478	0	18,478
Marvin H. Johnson, Jr.	38,647	182,176	220,823
Leon O. Moulder, Jr.	87,500	90,604	178,104
Jake R. Nunn	65,000	90,604	155,604
Anne M. Phillips, M.D.	65,000	90,604	155,604
Barbara Yanni	62,500	90,604	153,104

[1]
At December 31, 2021, the aggregate number of stock option awards outstanding for each non-employee director was as follows: Dr. Braunstein, 222,680;
Mr. Dougherty, 258,161; Dr. Gowen, 2,764,030 (Dr. Gowen resigned from the Board on May 13, 2021) Ms. McHugh, 180,714 (Ms. McHugh resigned from the Board on May 13, 2021); Mr. Johnson 118,880 (Mr. Johnson joined the Board on March 18, 2021) Mr. Moulder, 252,516 ; Mr. Nunn, 240,420; Dr. Phillips, 249,291; and Ms. Yanni, 249,291.

Fees Paid in Cash

●	Represents cash compensation paid for the retainers described above for the period of January 1, 2021 to December 31, 2021.

●	In 2021, Mr. Moulder served as Chairman of the Board, Mr. Dougherty served as Audit Committee chair, Mr. Nunn served as Nominating and Corporate Governance Committee chair, and Ms. Phillips served as Compensation Committee chair

Option Awards.

This column reflects the aggregate grant date fair value of options awarded to directors pursuant to the non-employee director compensation program, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (ASC Topic 718), applying the same model and assumptions that we apply for financial statement reporting purposes as described in Note 7 to our financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 2021 (disregarding any estimates for forfeitures).

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	22

PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee approved the appointment of Ernst & Young LLP as Trevena’s independent registered public accounting firm for the fiscal year ending December 31, 2022. Ernst & Young LLP has served as Trevena’s independent registered public accounting firm since 2007. To assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. Further, in conjunction with the mandated rotation of the audit firm’s lead engagement partner, the Chair of the Audit Committee discusses with Ernst & Young LLP the selection of the new lead engagement partner.

The Audit Committee and the Board believe that the continued retention of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders. As a matter of good corporate governance, the Board is seeking stockholder ratification of the appointment even though ratification is not legally required. If stockholders do not ratify this appointment, the Audit Committee will reconsider Ernst & Young LLP’s appointment. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time of the year if it determines that such a change would be in the best interests of the Company and its stockholders.

A representative from Ernst & Young LLP is expected to attend the Annual Meeting, may make a statement, and will be available to respond to appropriate questions.

Approval of this Proposal 2 requires “For” votes from the holders of a majority of shares present or represented by proxy and entitled to vote at the annual meeting. If you “Abstain” from voting, it will count as a vote AGAINST Proposal 2.

The Board of Directors unanimously recommends that stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as Trevena’s independent registered public accounting firm for the fiscal year ending December 31, 2022 as set forth in this Proposal 2.

Policy for the Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm, Ernst & Young LLP, pursuant to a written policy. Under the pre-approval policy, the Audit Committee pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee's approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee's members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of the services below by Ernst & Young LLP is compatible with maintaining the principal accountant's independence.

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	23

PROPOSAL 2. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (CONTINUED)

Fees to Independent Registered Public Accounting Firm

Aggregate fees billed for professional services rendered by Ernst & Young LLP for the audit of financial statements for the fiscal years ended December 31, 2021 and December 31, 2020, and fees billed for other services rendered by Ernst & Young LLP during those periods were as follows:

	2021	2020
Audit Fees	$464,500	$590,000
Audit-Related Fees		--
Tax Fees	$35,000	$28,780
All Other Fees		--
TOTAL	$499,500	$616,780

●	Audit fees include fees incurred for: (i) professional services rendered for the audit of our annual financial statements; (ii) the review of quarterly financial statements, (iii) filing of registration statements; and (iv) delivery of auditor comfort letters.

●	Audit-related fees include assurance and related services that were reasonably related to the audit of annual financial statements and reviews of quarterly financial statements, but not reported under Audit Fees.

●	Tax fees include fees incurred in connection with tax advice and tax planning. These services included assistance with tax reporting requirements and audit compliance.

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	24

REPORT OF THE AUDIT COMMITTEE

Trevena maintains an independent Audit Committee that operates under a written charter adopted by the Board of Directors. The Audit Committee’s charter is available on our website at www.trevena.com/investors/corporate-governance. All of the members of the Audit Committee are independent (as defined in the listing standards of Nasdaq and SEC regulations).

Trevena’s management has primary responsibility for preparing Trevena’s financial statements and establishing and maintaining financial reporting systems and internal controls. Management also is responsible for reporting on the effectiveness of Trevena’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of Trevena’s financial statements and issuing a report on these financial statements. As provided in the Audit Committee’s charter, the Audit Committee’s responsibilities include oversight of these processes.

In this context, before Trevena filed its Annual Report on Form 10-K for the year ended December 31, 2021 (Form 10-K) with the SEC, the Audit Committee:

●	Reviewed and discussed with Trevena’s management the audited financial statements included in the Form 10-K and considered management’s view that the financial statements present fairly, in all material respects, the financial condition and results of operations of Trevena.

●	Reviewed and discussed with Trevena’s management and with the independent registered public accounting firm, Ernst & Young LLP, the effectiveness of Trevena’s internal controls over financial reporting.

●	Discussed with Ernst & Young LLP, matters related to the conduct of its audit that are required to be communicated by auditors to audit committees and matters related to the fair presentation of Trevena’s financial condition and results of operations, including critical accounting estimates and judgments.

●	Received the required communications from Ernst & Young LLP that disclose all relationships that may reasonably be thought to bear on its independence and to confirm its independence. Based on these communications, the Audit Committee discussed with Ernst & Young LLP its independence from Trevena.

●	Discussed with each of Trevena’s Chief Executive Officer and Chief Financial Officer their required certifications contained in Trevena’s Form 10-K.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that such audited financial statements be included in Trevena’s Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.

AUDIT COMMITTEE:

Michael R. Dougherty, Chair Jake R. Nunn Barbara Yanni

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	25

PROPOSAL 3. APPROVAL ON A NON-BINDING ADVISORY BASIS OF COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“SAY ON PAY”)

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the Dodd-Frank Act) and Section 14A of the Securities Exchange Act of 1934, as amended (the Exchange Act), the Company’s stockholders are entitled to vote to approve, on an advisory basis, the compensation of the Company’s named executive officers (NEOs) as disclosed in this proxy statement in accordance with SEC rules. We are seeking an advisory vote from our stockholders to approve the compensation paid to our NEOs, as disclosed in this proxy statement.

The Compensation Committee, with assistance from an external compensation consultant, has structured our executive compensation program to emphasize what it believes to be responsible compensation arrangements that attract, retain, and motivate high-caliber executive officers to achieve our business strategies and objectives. As described in the “Executive Compensation” section of this proxy statement, a guiding principle of our compensation philosophy is that compensation should be linked to performance and that the interests of our executives and stockholders should be aligned. Our compensation program is a mix of short- and long-term components, cash and equity elements and fixed and contingent payments in proportions we believe will provide the proper incentives, reward our NEOs and help us achieve our goals and increase stockholder value. For example:

●	Our NEOs receive a market-based compensation package.

●	A significant portion of our NEOs’ cash and equity compensation is based upon our financial performance along with our assessments of such NEO’s individual performance.

During the 2021 annual meeting, shareholders voted to hold the say on pay vote on an annual baisis. As such, you have the opportunity to vote “For” or “Against” or to “Abstain” from voting to approve, on an advisory basis, the compensation paid to our NEOs as disclosed below in the “Executive Compensation” section of this proxy statement. In deciding how to vote on this proposal, we encourage you to consider the Company’s executive compensation philosophy and objectives, and the design principles and the elements of the Company’s executive compensation program.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. The compensation of our NEOs subject to the vote is disclosed in the compensation tables and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions are focused on pay-for-performance principles and strongly aligned with our stockholders’ interests. Compensation of our NEOs is designed to enable us to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment.

Accordingly, the Board is asking the stockholders to indicate their support for the compensation of our NEOs as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion is APPROVED.”

While your vote on this proposal is advisory and will not be binding on the Compensation Committee, the Board or the Company, we value the opinions of our stockholders on executive compensation matters and will take the results of this advisory vote into consideration when making future decisions regarding our executive compensation program.

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	26

PROPOSAL 3. APPROVAL ON A NON-BINDING ADVISORY BASIS OF COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“SAY ON PAY”) (CONTINUED)

Approval of this Proposal 3 requires “For” votes from the holders of a majority of shares present or represented by proxy and entitled to vote at the Annual Meeting. If you “Abstain” from voting, it will count as a vote AGAINST Proposal 3.

The Board of Directors unanimously recommends that stockholders vote FOR the approval on a non-binding advisory basis of compensation of our named executive officers (“say on pay”) as set forth in this Proposal 3.

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	27

PROPOSAL 4. APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 200,000,000 to 300,000,000

The Board of Directors is requesting stockholder approval of an amendment to the Company’s amended and restated certificate of incorporation, as amended on May 17, 2018, (the Amended and Restated Certificate of Incorporation) to increase the Company’s number of authorized shares of common stock from 200,000,000 to 300,000,000 (the “Increase in Authorized Shares”). The full text of the proposed amendment is attached to this Proxy Statement as Appendix A.

The additional common stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding common stock of the Company. Adoption of the proposed amendment and issuance of the common stock would not affect the rights of the holders of currently outstanding common stock of the Company, except for effects incidental to increasing the number of shares of the Company’s common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock. If the amendment is adopted, it will become effective upon filing of a certificate of amendment (the “Certificate of Amendment”) of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. No further stockholder authorization would be required prior to the issuance of such shares by the Company, except where stockholder approval is required under Delaware corporate law, NASDAQ rules or other securities laws.

In addition to the 165,520,007 shares of common stock outstanding as of April 27, 2022, the Board has reserved 18,429,976 for issuance upon exercise of options and rights and other equity awards granted under the Company’s incentive stock and stock purchase plans and inducement plan, and up to approximately 275,430 shares of common stock that may be issued upon exercise of outstanding warrants. The Company also reserved 5,000,000 shares for warrants that were issued to R-Bridge Investment Four Pte. Ltd. as part of the financing that closed on April 15, 2022. This leaves 10,774,587 shares of our authorized common stock available for future issuance.

Although, at present, the Board of Directors has no plans to issue the additional shares of common stock, it desires to have the shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used for various purposes without further stockholder approval. These purposes may include raising capital; providing equity incentives to employees, officers or directors; establishing strategic relationships with other companies; expanding the Company’s business or product lines through the acquisition of other businesses or products; and other purposes.

The additional shares of common stock that would become available for issuance if the proposal were adopted could also be used by the Company to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. Although this proposal to increase the number of authorized shares of common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that approval of this Proposal 4 could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	28

PROPOSAL 4. APPROVAL OF AN AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK (CONTINUED)

Additional Reasons for the Increase in Authorized Shares

We reported cash and equivalents of approximately $66.9 million as of December 31, 2022, sufficient to fund our currently planned operations through the fourth quarter of 2022. In March 2022, we also announced an ex-US royalty-based financing with R-Bridge Healthcare Fund, which included $15 million upfront, $15 million upon first commercial sale of OLINVYK in China, and an additional $10 million upon achievement of either a commercial or financing milestone. We expect we will need additional capital to fund our operations and for other potential near-term opportunities, including:

●	Business Development Opportunities. We are currently in discussion with counterparties regarding products and strategic opportunities that would complement OLINVYK, enabling us to leverage our existing commercial infrastructure. In addition, new opportunities arise from time to time. Such business development activities could accelerate our path to profitability.

●	Commercial Efforts. To the extent our commercial efforts, or certain components of our commercial efforts, demonstrate traction and increase shareholder value, we would seek to continue investment in those areas to enhance our long term prospects.

●	TRV045 and other Pipeline Candidates. TRV045 is currently in Phase 1 development for diabetic neuropathic pain. TRV045 is also being studied by our partner, the NIH, for potential use in epilepsy and seizure-related indications. If data is supportive, we may choose to advance TRV045 to proof-of-concept and other studies in pain- or seizure-related indications.

We are also advancing TRV734 with our partner, NIDA, for opioid use disorder. NIDA is funding the ongoing study, but we may seek to advance TRV734 following positive data, or to advance the development of TRV250.

●	$10M Milestone from R-Bridge Financing. We are eligible to receive $10 million upon achievement of a milestone in connection with our March 2022 financing with R-Bridge Healthcare Fund. We may satisfy this milestone, and receive this $10 million tranche, through an equity financing (among other things), which may require the Increase in Authorized Shares.

We believe the Increase in Authorized Shares is important to the continued long term growth of the Company. The potential effects of non-approval of these proposals include reduced interest from institutional and individual investors, impaired access to both debt and equity capital, and the need to reduce expenses by limiting or curtailing commercial and development activities. We expect this may further reduce our competitiveness in business development discussions and interest from potential partners and collaborators for OLINVYK and our pipeline candidates.

Impact on Number of Shares Available for Issuance

The Board of Directors believes an increase in the number of shares available for issuance is necessary because, at the current level of authorized shares of common stock, we are limited in our abilities to move the Company forward in key strategic areas. In addition to the 165,520,007 shares of common stock outstanding as of April 27, 2022, the Board has reserved 23,705,406 million shares for issuance upon exercise of outstanding options and warrants, vesting of outstanding restricted stock units, and under our equity incentive, inducement and employee stock purchase plans. Without implementing the Increase in Authorized Shares, this leaves 10,774,587 million shares of our authorized common stock available for future issuance.

The Board of Directors does not believe the number of shares remaining available for issuance by the Company provides for adequate flexibility in financial planning and in pursuing key corporate objectives. The number of available shares of common stock following implementation of the Increase in Authorized Shares will provide additional flexibility to use our capital stock for business and financial purposes in the future. The additional shares may be used for various purposes without further stockholder approval. These purposes may include raising capital; establishing strategic relationships with other companies; expanding our business or product lines through the acquisition of other businesses or products; and other general corporate purposes.

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	29

PROPOSAL 4. APPROVAL OF AN AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK (CONTINUED)

Effect on Preferred Stock

The proposed amendment to our Amended and Restated Certificate of Incorporation to effect the Increase in Authorized Shares would not impact the total authorized number of shares of preferred stock or the par value thereof.

Effect on Par Value

The proposed amendment to our Amended and Restated Certificate of Incorporation will not affect the par value of our common stock, which will remain at $0.001 per share.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our common stock.

Reservation of Right to Abandon the Increase in Authorized Shares

We reserve the right to not file the Certificate of Amendment and to abandon any Increase in Authorized Shares without further action by our stockholders at any time before the effectiveness of the filing of the Certificate of Amendment with the Secretary of the State of Delaware, even if the authority to effect these amendments is approved by our stockholders at the Annual Meeting. By voting in favor of the Increase in Authorized Shares, you are also expressly authorizing the Board to delay, not proceed with, or abandon the Increase in Authorized Shares and the Certificate of Amendment if it should so decide, in its sole discretion, that such actions are in the best interests of our stockholders.

Effects of the Amendment

The Increase in Authorized Shares (if it is approved by our stockholders at the Annual Meeting) will not change any rights of any holder of our common stock. Voting rights of the holders of the issued shares of common stock will remain the same.

The proposed amendment to our Amended and Restated Certificate of Incorporation would increase the total number of authorized shares of our common stock from 200,000,000 shares to 300,000,000 shares. However, the proposed amendment would not change any of the current rights and privileges of our common stock or any other class of capital stock or their respective par values.

In implementing the Increase in Authorized Share, the Board intends to provide for an appropriate number of authorized shares available for issuance. This will provide us with flexibility to issue shares of common stock, including in connection with a potential merger or acquisition, other strategic transaction or follow-on offering. In the event that our Board of Directors determines that it would be in the best interests of the Company and our stockholders to issue a number of shares of common stock in excess of the number of then authorized but unissued and unreserved shares, we would be required to seek the approval of our stockholders to increase the number of shares of authorized common stock. If we are not able to obtain the approval of our stockholders for such an increase in a timely fashion, we may be unable to take advantage of opportunities that might otherwise be advantageous to us and our stockholders with respect to capital raising, hiring of key executive officers, strategic transactions or other matters.

Dissenters’ Rights

No dissenters’ rights are available under the Delaware General Corporation Law or under our Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws to any stockholder who dissents from this Proposal 4.

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	30

PROPOSAL 4. APPROVAL OF AN AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK (CONTINUED)

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this Proposal 4 except to the extent of their ownership of shares of our common stock.

Vote Required

Approval of this Proposal 4 requires “FOR” votes, cast either in person or by proxy, of a majority of the outstanding shares of our common stock. Abstentions will have the same effect as a vote AGAINST Proposal 4. As noted above, we believe this proposal will be considered a “routine” matter and, as a result, we do not expect there to be any broker non-votes on this proposal. If, however, a broker non-vote occurs (or if your shares are not affirmatively voted in favor of this proposal for any other reason), it will have the same effect as a vote AGAINST Proposal 4.

The Board of Directors unanimously recommends that stockholders vote FOR the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, that would increase the number of authorized shares of common stock from 200,000,000 to 300,000,000 as set forth in this Proposal 4.

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	31

EXECUTIVE COMPENSATION

OVERVIEW

Compensation Objectives and Practices

Trevena’s pay-for-performance compensation philosophy has the following key objectives:

✓ Align the interests of the Company’s executives with those of its stockholders and reward the creation of long-term value for Trevena stockholders.
✓ Emphasize performance-based short-term and long-term compensation over fixed compensation.
✓ Motivate superior enterprise results with appropriate consideration of risk and while maintaining commitment to the Company’s ethics and values.
✓ Reward the achievement of favorable long-term results more heavily than the achievement of short-term results.
✓ Provide market competitive compensation opportunities designed to attract, retain and motivate highly qualified executives.

To achieve these key objectives, the Compensation Committee uses the following compensation practices, processes and instruments:

●	Annual pay-for-performance assessment by the Compensation Committee of the achievement of the Company’s corporate goals and an individual executive officer’s performance.
●	A regular analysis of relevant market compensation data and benchmarks for each executive officer.
●	Equity-based incentive plans (the 2013 Equity Plan and the Trevena, Inc. Inducement Plan) focused on longer-term stockholder value creation.
●	A cash-based incentive plan (the Trevena, Inc. Incentive Compensation Plan, or ICP) designed to motivate executive officers to achieve the Company’s annual goals.
●	The retention by the Compensation Committee of an independent compensation consultant to assist in the Compensation Committee’s analysis, design and implementation of the Company’s executive compensation programs.

In general, the Compensation Committee seeks to position the Company’s compensation, target total cash compensation and long-term equity incentive compensation at the market 50th percentile. However, with respect to each component, the Company may choose to target compensation below or above (e.g., up to the market 75th percentile) based on an assessment of individual experience, scope of position, performance, potential and retention concerns, as applicable.

While the Board has the ultimate responsibility for risk oversight, the Compensation Committee oversees compensation-related risks, including with respect to the Company’s corporate objectives and overall compensation design and awards. The Compensation Committee further seeks to ensure that Trevena’s compensation programs and policies do not encourage unnecessary or excessive risk-taking behavior by executives and do not create unreasonable risks.

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	32

EXECUTIVE COMPENSATION (CONTINUED)

Compensation Governance and Controls

In implementing the compensation philosophy described above, the Compensation Committee regularly reviews market data, the composition of Trevena's peer group, as well as other items, in determining which pay elements to offer, the target pay mix, the design of our short- and long-term incentive plans and each executive officer’s target total direct compensation.

The Compensation Committee also regularly reviews executive compensation governance market trends and strives to reflect the views of stockholders when considering the adoption of new practices or changes to existing programs or policies. Our governance practices and controls include:

☐	“Double trigger” requirement for change of control benefits.
☐	No tax gross-up of severance pay upon a change of control.
☐	Prohibition of hedging of Trevena stock by all directors and employees, including the executive officers.
☐	Prudent management of annual share usage (or burn rate) and total dilution under the 2013 Equity Plan.
☐	No executive officer perquisites.
☐	The Compensation Committee’s ongoing review of the general long-term compensation strategy for the Company and assessments of executive officers and key senior management in connection with compensation decisions, and assistance to the Board of Directors in CEO and executive officer succession plans.
☐	The Compensation Committee’s oversight of risk related to compensation programs and policies, including plan design features that mitigate the risk of incentive compensation having an unintended negative financial impact.

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	33

EXECUTIVE COMPENSATION (CONTINUED)

Process for Executive Compensation Decisions

Use of External Data

The following table represents the peer group approved by the Compensation Committee, with the assistance of its independent compensation consultant discussed below, in September 2020 (the “Peer Group”). In September 2021, the Compensation Committee reviewed the Peer Group with its independent compensation consultant and determined that no changes were necessary for the year ending December 31, 2021. The Peer Group includes similarly situated biopharmaceutical companies based on market capitalization, stage of development and number of employees, among other things.

AcelRx Pharmaceuticals, Inc.	Heron Therapeutics, Inc.
ADMA Biologics, Inc.	La Jolla Pharmaceutical Company
Aerie Pharmaceuticals, Inc.	OptiNose, Inc.
Aquestive Therapeutics, Inc.	Osmotica Pharmaceuticals plc
AVEO Pharmaceuticals, Inc.	Otonomy, Inc.
Aytu BioScience, Inc.	Palatin Technologies, Inc.
BioDelivery Sciences International, Inc.	Paratek Pharmaceuticals, Inc.
Catalyst Pharmaceuticals, Inc.	SIGA Technologies, Inc.
Collegium Pharmaceuticals, Inc.	Strongbridge Biopharma plc
Flexion Therapeutics, Inc.

For the 2021 year-end compensation decisions, the Compensation Committee established the Company’s compensation for the executive officers based on a variety of factors, including a mix of (i) publicly available data from the Peer Group and (ii) published survey data for the life sciences industry.

Chief Executive Officer Compensation

The Compensation Committee annually evaluates the CEO’s performance and Trevena’s performance against its pre-established goals and makes recommendations to the independent members of the Board of Directors about the CEO’s performance and compensation. The Board then considers the Compensation Committee’s recommendations as part of its review and approval of the CEO’s compensation. The Chairman of the Board reviews the results of the evaluation with the CEO.

The CEO is not present when the Compensation Committee and the Board are making decisions about the CEO’s compensation. The Company’s Head of Legal and Chief Compliance Officer, Chief Business Officer, head of human resources, and/or the independent compensation consultant attend meetings concerning the CEO’s compensation evaluation at the request of the Compensation Committee and/or the Board.

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	34

EXECUTIVE COMPENSATION (CONTINUED)

Other Executive Officer Compensation

Generally, the CEO presents recommendations for the other executive officers’ compensation targets for the Compensation Committee’s consideration and approval. For compensation decisions involving actual payouts to the executive officers, the CEO presents her recommendations to the Compensation Committee for its consideration. The CEO discusses Trevena’s performance and the individual officer’s performance. The Company’s internal legal counsel is generally present for the discussion of compensation for all executive officers other than himself.

Compensation Consultant Role in Executive Compensation

The Compensation Committee engaged Pearl Meyer & Partners (“Pearl Meyer”) as its independent compensation consultant for 2021 and continues to consult with Pearl Meyer today.

The Compensation Committee utilized Pearl Meyer to provide independent, objective analysis, advice and information and to generally assist the Compensation Committee in the performance of its duties. The Compensation Committee will typically request information and recommendations directly from the compensation consultant as it deems appropriate to structure and evaluate Trevena’s compensation programs, practices and plans. As part of its engagement, at the direction of the Compensation Committee, the compensation consultant will work, and exchange information, with the Company’s management team in their work on the Compensation Committee’s behalf.

At the direction of the Compensation Committee, Pearl Meyer provided services to the Compensation Committee, including the following items:

●	conducted an annual review of the peer group companies for continued appropriateness;

●	presented an overview of marketplace trends and developments;

●	presented a comparison of competitive market data to the current compensation of each executive officer to assist in setting compensation targets for 2021;

●	evaluated the Company’s overall use of equity, including share usage rates and dilution;

●	reviewed the compensation program for the Company’s non-employee directors; and

●	reviewed the Executive Compensation section of the 2021 proxy statement.

Independence of the Compensation Consultant

The Compensation Committee assesses the compensation consultant’s independence each year. In assessing independence, the Compensation Committee considers:

●	the provision of other services to the Company by the consultant;

●	the amount of fees paid to the consultant by the Company as a percentage of consultant’s total revenue;

●	the consultant’s policies and procedures that are designed to prevent conflicts of interests;

●	any business or personal relationship between the consultant and a member of the Compensation Committee;

●	any Company stock owned by the consultant;

●	any business or personal relationship of the consultant and an executive officer of the Company; and

●	any other factor deemed relevant to the consultant's independence from management.

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	35

EXECUTIVE COMPENSATION (CONTINUED)

In addition, each year the Compensation Committee receives a letter from its compensation consultant providing appropriate assurances and confirmation of independence. The Compensation Committee determined that Pearl Meyer was independent under applicable Nasdaq rules.

At the request of the Compensation Committee, a representative of Pearl Meyer attended all of the Compensation Committee’s regularly scheduled meetings in 2021. The Compensation Committee annually reviews and evaluates its compensation consultant’s engagement and performance.

2021 Executive Compensation Program

Trevena’s 2021 executive compensation program consists of the following elements:

Element	Description
Base Salary	Represents the fixed portion of each executive’s total compensation package.
Annual Cash Incentive	At-risk compensation based on performance. Annual incentive awards under the ICP are based on the achievement of corporate results relative to pre-established goals, as adjusted for individual performance, accomplishments and contributions.
Long-Term Incentives	At-risk compensation based on individual performance. Trevena’s long-term equity incentive program also is considered performance-based compensation. In accordance with Trevena’s compensation strategy, the predominant portion of an executive’s compensation opportunity is tied to the long-term success of the Company.
Retirement Compensation	Trevena provides retirement benefits that are aligned to competitive market practices, including a 401(k) plan for all full-time employees that provides for employee contributions as well as Company matching contributions of up to 4.0% of eligible pay.
No Perquisites; Other Benefits	Our executives do not receive any perquisites. However, they are eligible for all benefits offered to Trevena employees generally, including medical benefits, other health and welfare benefits, and other voluntary benefits.

2021 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Carrie Bourdow	2021	630,000	855,875	0	278,787	11,600	1,776,262
President and Chief Financial Officer	2020	612,500	1,059,975	1,243,525	516,600	11,400	3,444,000
Mark A. Demitrack, M.D.	2021	473,333	267,033	0	156,366	11,600	908,332
SVP and Chief Medical Officer	2020	456,667	388,575	455,950	257,600	11,400	1,570,192
Barry Shin	2021	445,917	300,033	38,966	152,424	11,600	948,940
SVP, Chief Financial Officer	2020	425,000	353,250	414,508	239,120	11,400	1,443,278

This table includes information regarding 2020 and 2021 compensation for each of our CEO and our two other most highly compensated executive officers in 2021, which are referred to as the named executive officers, or NEOs.Other tables in this proxy statement provide more detail about specific types of compensation with respect to 2021.

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	36

EXECUTIVE COMPENSATION (CONTINUED)

Stock Awards

The amounts in this column represent the full grant date fair value as of December 31, 2021 of restricted stock unit awards made under the 2013 Equity Plan, computed in accordance with ASC Topic 718 applying the same model and assumptions as Trevena applies for financial statement reporting purposes, as described in Note 7 to Trevena’s financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 2021 (disregarding any estimates for forfeitures).

Option Awards

The amounts in this column represent the full grant date fair value of option awards made under the 2013 Equity Plan for 2021 and 2020, computed in accordance with ASC Topic 718 applying the same model and assumptions as Trevena applies for financial statement reporting purposes, as described in Note 7 to Trevena’s consolidated financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 2021 (disregarding any estimates for forfeitures). The value of Trevena stock option awards are determined using a Black-Scholes pricing methodology that assumes that all stock options are held to full-term (ten years). These amounts do not reflect the actual economic value that will be realized by the NEO upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.

Non-Equity Incentive Plan Compensation

Amounts in this column reflect awards earned and paid under the ICP for the 2021 and 2020 fiscal years, as discussed further under “Annual Cash Incentive” below.

All Other Compensation

This column includes Trevena’s matching contributions to the NEOs’ accounts under its 401(k) plan up to a maximum amount of $11,600 for each Ms. Bourdow, Dr. Demitrack and Mr. Shin.

NARRATIVE TO 2021 SUMMARY COMPENSATION TABLE

Annual Base Salary

Key Features

●	Base salary levels are set with reference to both:

–	Competitive market data; and

–	Individual performance.

●	Base salary levels are reviewed annually during the performance review process and may be adjusted as a result of updated market data and an assessment of an executive’s skills, role and performance contributions, including the demonstration of leadership behaviors and our core values. The overall salary budget also is a factor in determining the extent of base salary adjustments.

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	37

EXECUTIVE COMPENSATION (CONTINUED)

Base Salary

The table below presents the annual base salaries for each of our NEOs employed by the Company as of December 31, 2021. Ms. Bourdow’s salary was increased to $636,500, effective as of March 1, 2021. Dr. Demitrack’s salary was increased to $476,000, effective as of March 1, 2021. Mr. Shin’s salary was increased to $442,000 on March 1, 2021 and was increased to $464,000 effective September 16, 2021. For 2021, the base salary for each of the NEOs was considered to be within the competitive range of market data provided to the Compensation Committee by Pearl Meyer.

Name	2020	2021
Carrie L. Bourdow	$615,000	$636,500
Mark A. Demitrack, M.D.	$460,000	$476,000
Barry Shin	$427,000	$464,000

Annual Cash Incentive

Our ICP is designed to provide participants in the plan, including the Company’s NEOs, with an incentive in the form of an annual cash incentive (an Award) to achieve specified corporate and individual objectives selected by the Board to which the Award relates.

Key Features of the ICP

Our ICP motivates and rewards our executives for achievements relative to both corporate and individual goals for each fiscal year. The ICP includes the following key features:

●	The Compensation Committee (or, as applicable, the Board) annually approves:

–	Corporate performance measures and goals;

–	Target bonus opportunity for each NEO, defined as a percentage of his or her annual salary;

–	Funding levels for actual ICP Awards; and

–	Individual Awards for the NEOs, except for the CEO’s Award, which is approved by the Board.

●	Annual Awards for each of the NEOs are generally targeted at the 50th percentile of the market reference.

●	Subject to certain limits described below, the actual Award for an NEO will generally range from 0% to 150% of the individual’s target bonus opportunity and, if earned, is paid in the first quarter following the end of the performance year.

Target Incentive Award Levels

The Compensation Committee establishes the target cash incentive opportunity for each executive officer other than the CEO, and the Board establishes the target cash incentive opportunity for the CEO assuming full achievement against the Corporate Objectives (as defined below) and any individual objectives. For 2021, the target cash incentive opportunity for each of the NEOs was considered to be within the competitive range of market data provided to the Compensation Committee by Pearl Meyer. The following table shows the amount of the target incentive for each NEO for the past two years:

Name	2020	2021
Carrie L. Bourdow	60%	60%
Mark A. Demitrack, M.D.	40%	45%
Barry Shin	40%	45%

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	38

EXECUTIVE COMPENSATION (CONTINUED)

ICP Corporate Goals, Weightings and Funding

Each year, the Board, upon the recommendation of the Compensation Committee, establishes major corporate objectives for the coming fiscal year (and the relative weighting of such objectives) (the Corporate Objectives). The Board believes the Corporate Objectives will contribute to the long-term success of the Company by aligning with and driving the execution of the Company’s business strategy. A minimum of 60% achievement against the Corporate Objectives is necessary for any Award payout under the ICP, and the maximum Award to any participant is 150% of the applicable target Award.

At the end of the fiscal year, the Board, upon the recommendation of the Compensation Committee, reviews and approves the level of the Company’s achievement against the Corporate Objectives. In addition to its assessment of achievement against each Corporate Objective, the Board may consider Trevena’s performance as a whole during the fiscal year, including matters not included in the Corporate Objectives. Following the determination of the corporate achievement, the Compensation Committee will consider the individual achievement of each executive officer and other ICP participants in arriving at the individual Awards, if any, to be made.

The Compensation Committee approves the pool of Award dollars available for payment to all participants, as well as the specific individual Awards to be made to the Company’s executive officers (other than the President and CEO). The Board approves the individual Award to be made to the President and CEO, upon the recommendation of the Compensation Committee.

The Board’s determination of the Company’s level of achievement against the Corporate Objectives is the basis for establishing the funding available for Awards under the ICP. An Award is then determined for each participant based upon management’s determination of such participant’s performance against his or her pre-approved individual goals. Notwithstanding these determinations, the Compensation Committee and the Board each retain the discretion to make individual Awards that are above or below the level of corporate achievement. The Compensation Committee believes this flexibility is an important tool to aid in the retention of key talent, reward significant achievement by individual employees, motivate employees and recognize management decision-making focused on generating long-term value for stockholders over short-term achievement of the Corporate Objectives. The Compensation Committee did not exercise this discretion in 2021.

In March 2021, the Board established the corporate goals and weightings for 2021, that would be used to determine the range of potential aggregate funding for awards under the ICP. In early 2022, the Board, upon the recommendation of the Compensation Committee, assessed the Company’s actual performance against these previously established goals and approved the Company’s corporate achievement for 2021 at a level of 73% of target.

In determining the amount of each NEO’s ICP Award, the Compensation Committee and the Board also considered each NEO’s performance against individual goals and the CEO’s input with respect to the performance of the Company and the other executive officers. Based on these considerations, for 2021, the Board approved an ICP Award of $278,787 for Ms. Bourdow and the Compensation Committee approved, and the Board ratified, ICP Awards of $156,366 for Dr. Demitrack and $152,424 for Mr. Shin.

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	39

EXECUTIVE COMPENSATION (CONTINUED)

Long-Term Incentives

Key Features

●	Long-term incentives (LTI) are administered under the 2013 Equity Plan.

●	Total annual LTI awards are generally positioned at the 50th percentile of the market reference for each NEO.

●	LTI awards are delivered through stock options and/or restricted stock units (RSUs).

–	The actual realized value of stock options depends upon stock price appreciation (if any) until the option is exercised.

–	The actual realized value of RSUs depends on our stock price upon vesting and settlement of the RSU award.

Our 2013 Equity Plan authorizes us to make grants to eligible recipients of non-qualified stock options, incentive stock options, restricted stock awards, RSUs and stock appreciation rights.

We typically grant equity incentive awards at the start of employment to each executive and our other employees. Beginning in 2014, we began our current practice of granting additional equity on an annual basis. We also have discretion to provide additional targeted grants in certain circumstances or in association with promotions.

We award our equity grants on the date the Board or the Compensation Committee approves the grant. We set the option exercise price and grant date fair value based on our closing sale price on the date of grant. Option grants to our executives typically vest quarterly over four years, subject to continuous service through each applicable vesting date. For grants in connection with initial employment, vesting begins on the initial date of employment. Options have a term of ten years from the grant date. Restricted stock unit grants typically vest annually over four years, subject to continuous service through each applicable vesting date, and shares are delivered in respect of vested RSUs shortly after each vesting date.

In December 2021, the Company granted RSUs awards covering 1,250,000 shares to Ms. Bourdow with a grant date fair value of $855,875, 390,000 shares to Dr. Demitrack with a grant date fair value of $267,033, and 390,000 shares to Mr. Shin with a grant date fair value of $267,033. In each case, the shares underlying the RSU award shall vest in four equal annual installments on each of December 2, 2022, December 2, 2023, December 2, 2024, and December 2, 2025 subject to the NEO’s continuous service through each applicable vesting date.

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EXECUTIVE COMPENSATION (CONTINUED)

The table below provides information regarding stock option awards made in 2021 to the NEOs.

Name	Grant Date	Approval Date	Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/Sh)	Closing Market Price on Date of Grant ($/Sh)	Grant Date Fair Market Value of Option Awards ($)
Barry Shin	9/14/2021	9/13/2021	41,250	1.20	1.20	38,966

The table below provides information regarding RSU awards made in 2021 to the NEOs.

Name	Grant Date	Approval Date	Number of Securities Granted (#)	Closing Market Price on Date of Grant ($/Sh)	Grant Date Fair Market Value of RSU Awards ($)
Carrie L. Bourdow	12/2/2021	12/2/2021	1,250,000	0.69	855,875

Mark A. Demitrack, M.D.	12/2/2021	12/2/2021	390,000	0.69	267,033

Barry Shin	9/14/2021	9/13/2021	27,500	1.20	33,000
	12/2/2021	12/2/2021	390,000	0.69	267,033

Number of Securities Underlying Options

These amounts represent stock option awards granted under the 2013 Equity Plan and approved by the Board of Directors as part of each NEO’s annual long-term equity incentive award. Each of the stock option awards granted in 2021 vest on a quarterly basis over four years.

Exercise Price of Option Awards

Pursuant to the 2013 Equity Plan and the Trevena, Inc. Inducement Plan, the stock option exercise price is the closing sale price of Trevena common stock on the date of the award.

Grant Date Fair Market Value of Options Awards

These amounts represent the grant date fair value of equity awards computed in accordance with ASC Topic 718, applying the same model and assumptions Trevena uses for financial statement reporting purposes. The award values represented in the table are theoretical, and may not correspond to the actual value that will be recognized by the NEO. Trevena stock option awards are determined using a Black-Scholes pricing methodology that assumes that all stock options are held to full-term (ten years).

Grant Date Fair Market Value of RSU Awards

These amounts represent the grant date fair value of equity awards computed in accordance with ASC Topic 718, applying the same model and assumptions Trevena uses for financial statement reporting purposes. The award values represented in the table and may not correspond to the actual value that will be recognized by the NEO.

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	41

EXECUTIVE COMPENSATION (CONTINUED)

OUTSTANDING EQUITY AWARDS AT YEAR-END 2021

This table provides information about unexercised stock options and RSUs held as of December 31, 2021 by each of the NEOs.

Stock Awards
Number of Securities Underlying Unexercised Options
Name	Grant Date	Exercisable (#)	Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#) (2)	Market Value of Units of Stock That Have Not Vested ($)

Carrie L. Bourdow	2/28/2018	116,250	7,750	1.79	2/28/2028
	9/27/2018	272,188	62,812	2.25	9/27/2028
	9/19/2019	140,625	109,375	1.00	9/19/2029
	12/17/2020	176,663	529,987	2.25	12/17/2030
	12/17/2020					353,325	205,812
	12/2/2021					1,250,000	728,125
Total		705,726	709,924			1,603,325	933,937

Mark A. Demitrack, M.D.	5/21/2018	175,000	25,000	1.78	5/21/2028
	9/18/2019	28,125	21,875	1.00	9/18/2029
	12/17/2020	64,775	194,325	2.25	12/17/2030
	12/17/2020					129,525	75,448
	12/2/2021					390,000	227,175
Total		267,900	241,200			519,525	302,623

Barry Shin	6/25/2019	171,875	103,125	0.96	6/25/2029
	6/25/2019					137,500	80,094
	12/17/2020	58,888	176,662	2.25	12/17/2030
	12/17/2020					117,750	68,589
	9/14/2021	2,578	38,672	1.20	9/14/2031
	9/14/2021					27,500	16,019
	12/2/2021					390,000	227,175
Total		233,341	318,459			672,750	391,877

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EXECUTIVE COMPENSATION (CONTINUED)

(1)       The following table details the vesting schedule of stock options that have not vested as of December 31, 2021 for the NEOs, subject in each case to the NEO’s continuous service through each applicable vesting date. The unvested shares subject to these options may be subject to accelerated vesting upon a qualifying termination of employment. See “Potential Payments Upon Termination of Employment or in Connection with Change in Control” below.

	Grant Date	Number of Stock Options That Have Not Vested	Next Vesting Date from 12/31/2021	Next Vesting Amount	Remaining Vesting Terms
Carrie L. Bourdow	2/28/2018	7,750	2/28/2022	7,750	1/16th of total grant every quarter
	9/27/2018	62,812	3/27/2022	20,937	1/16th of total grant every quarter
	9/19/2019	109,375	3/19/2022	15,625	1/16th of total grant every quarter
	12/17/2020	529,987	3/17/2022	44,165	1/16th of total grant every quarter

Mark A. Demitrack, M.D.	5/21/2018	25,000	2/21/2022	12,500	1/16th of total grant every quarter
	9/18/2019	21,875	3/18/2022	3,125	1/16th of total grant every quarter
	12/17/2020	194,325	3/17/2022	16,194	1/16th of total grant every quarter

Barry Shin	6/25/2019	103,125	3/25/2022	17,188	1/16th of total grant every quarter
	12/17/2020	176,662	3/17/2022	14,721	1/16th of total grant every quarter
	9/14/2021	38,672	3/14/2022	2,578	1/16th of total grant every quarter

(2)       The following table details the vesting schedule of the RSUs that have not vested as of December 31, 2021 for the NEOs, subject in each case to the NEO’s continuous service through each applicable vesting date. The unvested shares subject to these RSUs may be subject to accelerated vesting upon a qualifying termination of employment. See “Potential Payments Upon Termination of Employment or in Connection with Change in Control” below.

	Grant Date	Number of RSUs That Have Not Vested	Next Vesting Date from 12/31/2020	Next Vesting Amount	Remaining Vesting Terms
Carrie L. Bourdow	12/17/2020	353,325	12/17/2022	117,775	1/4th of total grant vests annually
	12/2/2021	1,250,000	12/2/2022	312,500	1/4th of total grant vests annually
Mark A. Demitrack, M.D.	12/17/2020	129,525	12/17/2022	43,175	1/4th of total grant vests annually
	12/2/2021	390,000	12/2/2022	97,500	1/4th of total grant vests annually
Barry Shin	6/25/2019	137,500	6/25/2022	68,750	1/4th of total grant vests annually
	12/17/2020	117,750	12/17/2022	39,250	1/4th of total grant vests annually
	9/14/2021	27,500	9/14/2022	6,875	1/4th of total grant vests annually
	12/2/2021	390,000	12/2/2022	97,500	1/4th of total grant vests annually

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	43

EXECUTIVE COMPENSATION (CONTINUED)

NAMED EXECUTIVE OFFICER AGREEMENTS

Agreements with our Named Executive Officers

Below are summaries of our employment agreements with our named executive officers who are employed by the Company as of December 31, 2021. All change of control benefits are “double-trigger,” which means that they are payable only upon a change of control followed by a qualifying termination of employment. Additionally, in connection with any actual termination of employment or change of control transaction, we may decide to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of the benefits described below, as the Compensation Committee determines appropriate.

Agreement with Ms. Bourdow

We have entered into an employment agreement with Ms. Bourdow, most recently amended and restated effective as of May 1, 2020. Pursuant to this agreement, Ms. Bourdow is entitled to an annual base salary (currently $636,500), which is subject to review and adjustment, and is eligible to receive an annual target bonus of 60% of her current base salary, as determined by our Board. Ms. Bourdow is entitled to severance benefits pursuant to her agreement, the terms of which are described below under "Potential Payments Upon Termination of Employment or in Connection with Change of Control." In addition, the agreement provides that if Ms. Bourdow is terminated due to death or disability, all outstanding equity awards shall automatically vest and remain exercisable for the full term of such equity awards.

Agreement with Dr. Demitrack

We have entered into an employment agreement with Dr. Demitrack, most recently amended and restated effective as of May 1, 2020. Pursuant to the agreement, Dr. Demitrack is entitled to an annual base salary (currently $476,000), which is subject to review and adjustment, and is eligible to receive an annual target bonus of 45% of his current base salary, as determined by our Board. Dr. Demitrack is entitled to severance benefits pursuant to his agreement, the terms of which are described below under "Potential Payments Upon Termination of Employment or in Connection with Change of Control." In addition, the agreement provides that if Dr. Demitrack is terminated due to death or disability, all outstanding equity awards shall automatically vest and remain exercisable for the full term of such equity awards.

Agreement with Mr. Shin

We have entered into an employment agreement with Mr. Shin, most recently amended and restated effective as of May 1, 2020. Pursuant to the agreement, Mr. Shin is entitled to an annual base salary (currently $464,000), which is subject to review and adjustment, and is eligible to receive an annual target bonus of 45% of his current base salary, as determined by our Board. Mr. Shin is entitled to severance benefits pursuant to his agreement, the terms of which are described below under "Potential Payments Upon Termination of Employment or in Connection with Change of Control." In addition, the agreement provides that if Mr. Shin is terminated due to death or disability, all outstanding equity awards shall automatically vest and remain exercisable for the full term of such equity awards.

Potential Payments Upon Termination of Employment or in Connection with Change in Control

Trevena does not provide executive officers with any “single-trigger” payments (triggered solely by a change of control), golden parachute excise tax gross-ups or other excise tax reimbursements upon a change of control.

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	44

EXECUTIVE COMPENSATION (CONTINUED)

We believe that reasonable severance benefits for our NEOs are important because it may be difficult for them to find comparable employment within a short period of time. We also believe that it is important to protect our NEOs in the event of a change of control transaction involving our company, as a result of which such officers might have their employment terminated. In addition, we believe that the interests of management should be aligned with those of our stockholders as much as possible, and we believe that providing protection upon a change of control is an appropriate counter to any disincentive such officers might otherwise perceive in regard to transactions that may be in the best interest of our stockholders.

As a result of these considerations, we have entered into employment agreements with Ms. Bourdow, Dr. Demitrack, and Mr. Shin that provide for specified benefits to be paid if the executives are terminated under specified conditions or in connection with a change in control of our company.

Under the employment agreements between us and Ms. Bourdow, Dr. Demitrack, and Mr. Shin, if the executive is terminated by us other than for cause or resigns for good reason, in each case as defined in the agreement, he or she will receive:

●	continuing payments of salary as severance pay in the amount of fifteen (15) months of her then-current base salary for Ms. Bourdow, and twelve (12) months of the then-current base salary for each of Dr. Demitrack and Mr. Shin, in each case paid in equal installments following termination on our regularly scheduled payroll dates;
●	an incentive compensation award for the fiscal year immediately preceding the date of termination, to the extent not already paid, in an amount determined by the Board or Compensation Committee in their sole discretion;
●	his or her target annual incentive compensation for the year of termination, pro-rated for the period between the beginning of the calendar year and the date of termination, paid within sixty days following termination;
●	for Ms. Bourdow only, an additional amount equal to fifteen (15) months of her target incentive award in effect at the time of termination, payable in equal installments on our regularly scheduled payroll dates over the period that the severance pay is paid,
●	health insurance premiums under our group health insurance plans as provided under the Consolidated Omnibus Budget Reconciliation Act, or COBRA, until the earlier of (i) fifteen (15) months after termination of employment for Ms. Bourdow, and twelve (12) months after termination of employment for Dr. Demitrack and Mr. Shin, (ii) such time as the executive is eligible for substantially equivalent health insurance coverage with a subsequent employer and (iii) such time as the executive is no longer eligible for COBRA coverage; and
●	accelerated vesting as to that number of unvested shares subject to any outstanding equity awards held by the executive at the time of termination that would have otherwise vested if the executive had remained employed by us for twelve (12) months following the date of termination for Ms. Bourdow, and nine (9) months following the date of termination for Dr. Demitrack and Mr. Shin.

In addition, under the employment agreements if the executive is terminated by us other than for cause within thirty (30) days prior to a change of control, within the period between our execution of a letter of intent for a change of control and that change of control is later consummated, or within twelve months following a change of control, or if the executive resigns for good reason within twelve (12) months after a change of control, in each case as defined in the agreement, he or she will receive the following payments in lieu of the severance payments listed above:

●	continuing payments of his or her salary as severance pay in the amount of twenty-one (21) months of her then-current base salary for Ms. Bourdow, and fifteen (15) months of the then-current base salary for Dr. Demitrack and Mr. Shin, in each case paid in equal installments following termination on our regularly scheduled payroll dates;
●	an incentive compensation award for the fiscal year immediately preceding the date of termination, to the extent not already paid, in an amount determined by the Board or Compensation Committee in their sole discretion;
●	his or her target annual incentive compensation for the year of termination, pro-rated for the period between the beginning of the calendar year and the date of termination, paid within sixty days following termination;

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EXECUTIVE COMPENSATION (CONTINUED)

●	for Ms. Bourdow, an additional amount equal to twenty-one (21) months of her target bonus in effect at the time of termination, and for Dr. Demitrack and Mr. Shin, an additional amount equal to fifteen (15) months of their respective target bonus in effect at the time of termination, in each case payable in equal installments on our regularly scheduled payroll dates over the period that the severance pay is paid;
●	health insurance premiums under our group health insurance plans as provided under the COBRA until the earlier of (i) twenty-one (21) months after termination of employment for Ms. Bourdow, and fifteen (15) months after termination of employment for Dr. Demitrack and Mr. Shin, (ii) such time as the executive officer is eligible for substantially equivalent health insurance coverage with a subsequent employer and (iii) such time as the executive is no longer eligible for COBRA coverage; and
●	accelerated vesting of all unvested shares subject to any outstanding equity awards held by the executive at the time of termination.

Receipt of the benefits described above upon the officer's termination of employment is contingent upon his or her signing of a release of claims against us.

Under the employment agreements, a mere change of control itself (i.e., a “single trigger”) does not trigger benefits. The intent of the plan is to encourage executives to continue to act in stockholders’ best interests in evaluating potential transactions and ensure management talent will be available to assist with the transaction and business integration.

401(K) Plan

Our named executive officers are eligible to participate in a defined contribution retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation on a pre-tax or after-tax (Roth) basis, up to the statutorily prescribed annual limits on contributions under the Internal Revenue Code of 1986, as amended (the Code). Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employees are immediately and fully vested in their contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan (except for Roth contributions) and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan. During 2021, we made matching contributions on up to 4% of an employee’s eligible deferred compensation, with the first 3% matched 100% and the balance matched at 50%, subject to established limits.

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	46

OWNERSHIP OF TREVENA COMMON STOCK

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

The following table provides information as of April 27, 2022 about the amount of Trevena common stock beneficially owned by (1) all those known by us to be beneficial owners of more than five percent of our common stock; (2) each director and nominee for director; (3) each executive officer named in the 2021 Summary Compensation Table who remains an employee of the Company as of April 27, 2022; and (4) all of the directors, nominees and executive officers of the Company as of April 27, 2022, as a group. This table is based upon information supplied by officers and directors as of April 27, 2022.

“Beneficial ownership” includes those shares a director, nominee or executive officer has or shares the power to vote or transfer (even if another person is the record owner), and stock options that are exercisable as of April 27, 2022 or that become exercisable within 60 days of April 27, 2022. Shares of common stock subject to such options are deemed outstanding for calculating the Percent of Class of the person holding these options but are not deemed outstanding for any other person. The Percent of Class shown below is based on 165,520,007 shares outstanding on April 27, 2022.

Unless otherwise noted, the address for each director and executive officer is c/o Trevena, Inc., 955 Chesterbrook Boulevard, Suite 110, Chesterbrook, PA 19087.

	Amount of Beneficial Ownership	Percent of Class
Principal Stockholders:
BlackRock, Inc.	11,139,459	6.8%
Non-employee Directors and Nominees(1)
Leon O. Moulder, Jr. (2)	390,420	*
Scott Braunstein, M.D.	222,680	*
Michael R. Dougherty	265,161	*
Marvin H. Johnson, Jr.	49,533	*
Jake R. Nunn(3)	244,691	*
Anne M. Phillips, M.D.	249,291	*
Barbara Yanni	250,541	*
Named Executive Officers(4)
Carrie L. Bourdow	2,582,072	1.5%
Mark A. Demitrack, M.D.	728,185	*
Barry Shin	603,156	*
All Directors, Nominees and Executive Officers as a group, including those named above (12 Persons)(5)	6,151,585	3.6%

* Represents beneficial ownership of less than 1%.

(1)	Includes shares of common stock issuable upon the exercise of options exercisable within 60 days after April 27, 2022 in the amount of 240,420 for Mr. Moulder; 258,161 for Mr. Dougherty; 49,533 for Mr. Johnson; 240,420 for Mr. Nunn; 249,291 for Dr. Phillips; 222,680 for Dr. Braunstein; and 249,291 for Ms. Yanni.
(2)	Includes 100,000 shares of common stock held by the Sharon L. Moulder Revocable Trust, for which Mr. Moulder is a trustee.
(3)	Includes 4,271 shares of common stock held by the Jake & Dana Nunn Living Trust dated July 7, 2006, for which Mr. Nunn is a trustee.
(4)	Includes shares of common stock issuable upon the exercise of options exercisable within 60 days after April 27, 2022 in the amount of 1,760,994 for Ms. Bourdow, 456,538 for Dr. Demitrack and 302,315 for Mr. Shin. Includes shares of common stock underlying unvested restricted stock units that will vest within 60 days after April 27, 2022 in the amount of 68,750 for Mr. Shin.

(5)	Includes shares of common stock issuable upon the exercise of options exercisable within 60 days after April 27, 2022 in the amount of 4,445,018 for all of the directors, nominees for director and executive officers, as a group.

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	47

2023 ANNUAL MEETING AND RELATED MATTERS

When do you expect to hold the 2023 annual meeting of stockholders?

We currently expect to hold the 2023 Annual Meeting in May 2023, at a time and location to be announced later.

How does a stockholder submit a proposal or nomination of a director candidate for the 2023. annual meeting?

The following summarizes the requirements for stockholder proposals to be considered for inclusion in next year’s proxy materials.

●	If you intend to submit a proposal to be included in next year’s proxy materials pursuant to SEC Rule 14a-8, the Corporate Secretary must receive your proposal on or before December 8, 2022. Submitting a stockholder proposal does not guarantee that Trevena will include the proposal in the proxy statement if the proposal does not satisfy the SEC’s rules.

●	If you want to present your proposal at the 2023 annual meeting but are not proposing it pursuant to SEC Rule 14a-8, the Corporate Secretary must receive your proposal by the close of business between January 9, 2023 and February 8, 2023 and it must satisfy the requirements set forth in Article III, Section 5 of our Amended and Restated Bylaws.

If you would like to nominate a candidate for director at the 2023 annual meeting, you must notify the Corporate Secretary by the close of business between January 9, 2023 and February 8, 2023. The notice must include certain information specified in our Amended and Restated Bylaws, including (i) your name and address, (ii) the class and number of shares of our stock which you beneficially own, (iii) the name, age, business address and residence address of the person, (iv) the principal occupation or employment of the person, (v) the class and number of shares of our stock which are owned of record and beneficially owned by the person, (vi) the date or dates on which such shares were acquired and the investment intent of such acquisition and (vii) any other information concerning the person as would be required to be disclosed in a proxy statement soliciting proxies for the election of that person as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including the person's written consent to being named as a nominee and to serving as a director if elected). We may require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such proposed nominee.

Correspondence to the Corporate Secretary may be addressed to: Corporate Secretary, Trevena, Inc., 955 Chesterbrook Boulevard, Suite 110, Chesterbrook, PA 19087. For more information, and for more detailed requirements, please refer to our Amended and Restated Bylaws, filed as Exhibit 3.2 to our Current Report on Form 8-K, filed with the SEC on February 5, 2014.

How can I communicate with the Board of Directors?

Stockholders and interested parties may contact the Board of Directors, the Chairman, the independent directors, or specific individual directors by sending written correspondence to the Board, Attention: Corporate Secretary, Trevena, Inc., 955 Chesterbrook Boulevard, Suite 110, Chesterbrook, PA 19087.

The Corporate Secretary will compile all communications other than routine commercial solicitations and opinion surveys sent to Board members and periodically submit them to the Board. Communications addressed to individual directors at the director address will be promptly submitted to such individual directors. The Corporate Secretary also will promptly advise the appropriate member of management of any concerns relating to Trevena’s products or services, and the Corporate Secretary will notify the Board of the resolution of those concerns.

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	48

2023 ANNUAL MEETING AND RELATED MATTERS (CONTINUED)

How do I obtain copies of Trevena’s corporate governance and other company documents?

The Corporate Governance Guidelines, committee charters and Trevena’s Code of Ethics are posted at www.trevena.com/investors/corporate-governance. In addition, these documents are available in print to any stockholder who submits a written request to the Corporate Secretary at the address listed above.

The Company’s filings with the SEC, including its annual report on Form 10-K, are available through www.trevena.com/investors/financial-information/all-sec-filings.

If you are a stockholder and did not receive an individual copy of this year’s proxy statement or annual report, we will promptly send a copy to you if you address a written request to Investor Relations, Trevena, Inc., 955 Chesterbrook Boulevard, Suite 110, Chesterbrook, PA 19087.

What is householding and how does it affect me?

If you and other residents at your mailing address own shares of Trevena stock in “street name,” your broker or bank should have notified you that your household will receive only one proxy statement and annual report or notice of Internet availability of proxy materials, but each stockholder who resides at your address will receive a separate proxy card or voting instruction form. This practice is known as “householding.” Unless you responded that you did not want to participate in householding, you were deemed to have consented to the process. Householding benefits both you and Trevena because it reduces the volume of duplicate information received at your household and helps Trevena reduce expenses and conserve natural resources.

If you would like to receive your own set of Trevena’s proxy statement and annual report or, if applicable, your own notice of Internet availability of proxy materials now or in the future, or if you share an address with another Trevena stockholder and together both of you would like to receive only a single set of Trevena's proxy materials, please contact Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or (800) 542-1061. The request must be made by each person in the household. Be sure to indicate your name, the name of your brokerage firm or bank, and your account number. The revocation of your consent to householding will be effective 30 days following its receipt.

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	49

APPENDIX A

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

TREVENA, INC.

* * * * *

Trevena, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: The amended and restated Certificate of Incorporation, as amended on May 17, 2018 and as currently in effect, is hereby amended by deleting Article IV.A. and inserting the following in lieu thereof such that Article IV. A. shall read in its entirety as follows:

A. The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of all classes of capital stock which the Company shall have authority to issue is three hundred five million (305,000,000) shares, of which three hundred million (300,000,000) shares shall be Common Stock (the “Common Stock”), each having a par value of one-tenth of one cent ($0.001), and five million (5,000,000) shares shall be Preferred Stock (the “Preferred Stock”), each having a par value of one-tenth of one cent ($0.001).

SECOND: That said amendment was duly adopted and approved in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware by the directors and stockholders of the corporation.

[CONTINUED ON NEXT PAGE]

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	50

IN WITNESS WHEREOF, said Trevena, Inc. has caused this certificate to be signed ______________________, its Corporate Secretary, this ____th day of June 2022.

TREVENA, INC.

By:

Corporate Secretary

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	51

Trevena®

TREVENA, INC.
955 CHESTERBROOK BOULEVARD, SUITE 110
CHESTERBROOK, PA 19087
ATTN: JOEL SOLOMON, CORPORATE SECRETARY

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/TRVN2022**

You may attend the virtual meeting via the Internet and vote during the meeting. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Company must receive the proxy card before 8:30 a.m. Eastern Time on the day of the meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D85942-TBD

KEEP THIS PORTION FOR YOUR RECORDS

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

DETACH AND RETURN THIS PORTION ONLY

**TREVENA, INC.**

**The Board of Directors recommends you vote FOR all nominees on Proposal 1:**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. To elect the Board of Directors' three (3) nominees for Class III directors named herein to hold office until the 2025 Annual Meeting of Stockholders. | ☐ | ☐ | ☐ |

**Nominees:**

01) Scott Braunstein, M.D.
02) Leon O. Moulder, Jr.
03) Michael R. Dougherty

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____________________________

**The Board of Directors recommends you vote FOR Proposal 2:**

**The Board of Directors recommends you vote FOR Proposal 3:**

**The Board of Directors recommends you vote FOR Proposal 4:**

**Note:** To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying the Notice.

The record date for the Annual Meeting is April 27, 2022. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournments or postponements thereof.

**The shares represented by this proxy, when properly executed, will be voted as directed by the undersigned. Where no direction is given when a duly executed proxy is returned, such shares will be voted at the meeting "For" all nominees named in Proposal 1, "For" Proposals 2, 3 and 4 and will grant authority to the proxy holder to vote upon such other business as may properly come before the meeting or any postponements or adjournments thereof.**

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF TREVENA, INC.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|

You are cordially invited to attend the Annual Meeting of Stockholders of Trevena, Inc., a Delaware corporation (the "Company"). The meeting will be held virtually on Thursday, June 9, 2022 at 8:30 a.m. Eastern Time, for the proposals given on the reverse side.

**Important Notice Regarding the Availability of Proxy Materials for the Stockholders' Annual Meeting to Be Held Virtually on Thursday, June 9, 2022.**

D85943-TBD

**TREVENA, INC.**
**Annual Meeting of Stockholders**
**June 9, 2022 at 8:30 a.m. Eastern Time**
**This proxy is solicited by the Board of Directors**

The undersigned hereby appoint(s) Carrie Bourdow and Joel Solomon, or either one of them acting singly in the absence of the other, with full power of substitution, the proxy or proxies of the undersigned at the Annual Meeting of Stockholders of Trevena, Inc. to be held virtually on June 9, 2022, and any postponements or adjournments thereof, to vote all shares of stock that the undersigned would be entitled to vote if personally present in the manner indicated on the reverse side and on any other matters properly brought before the Annual Meeting of Stockholders to be held virtually on June 9, 2022 at www.virtualshareholdermeeting.com/TRVN2022 or any postponements or adjournments thereof, all as set forth in the Proxy Statement dated May 9, 2022.

**This proxy/voting instruction card is solicited on behalf of the Board of Directors of Trevena, Inc. pursuant to a separate Notice of Annual Meeting and Proxy Statement dated May 9, 2022 receipt of which is hereby acknowledged. When properly executed, this proxy will be voted as directed, or if no direction is given, will be voted "FOR" all nominees named in Proposal 1, "FOR" Proposal 2, "FOR" Proposal 3, "FOR" Proposal 4 and will grant authority to the proxy holder to vote upon such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.**

**Continued and to be signed on reverse side**